INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _______)

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ABERCROMBIE & FITCH CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500
May 12, 2005
Dear Fellow Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, June 15, 2005, at our executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. I hope that you will all be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our Company.
      The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in the Notice of Annual Meeting of Stockholders. Our Investor Relations telephone number is (614) 283-6500 should you require assistance in finding the location of the Annual Meeting.
      At this important stockholder meeting, in addition to electing three directors and ratifying the appointment of our independent registered public accounting firm, we will be seeking your approval of the 2005 Long-Term Incentive Plan. The purpose of the Plan, as explained in more detail in the enclosed Proxy Statement, is to attract, retain, motivate and reward executives of the Company other than myself. I believe these individuals have made a fundamental contribution to the Company’s success to date and will provide the foundation for future profitable growth. The Board of Directors and I believe that the Plan is necessary for the Company to remain competitive and will encourage the continued creation of stockholder value. We further believe that aligning the interests of the participants in the Plan with those of the stockholders is in the best interests of the Company and unanimously recommend a vote “FOR” the proposal.
      It is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed form of proxy. Alternatively, you may vote electronically through the Internet or by telephone in accordance with the instructions on your form of proxy. Your vote is important regardless of the number of shares you own.

Sincerely yours,

Michael S. Jeffries
Chairman and Chief Executive Officer

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 15, 2005
May 12, 2005
TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abercrombie & Fitch Co. (the “Company”) will be held at the executive offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Wednesday, June 15, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors to serve for terms of three years each.

2.	To consider and vote upon a proposal to approve the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

4.	To transact any other business which properly comes before the Annual Meeting or any adjournment.
      Only stockholders of record, as shown by the transfer books of the Company, at the close of business on April 26, 2005, are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Michael S. Jeffries
Chairman and Chief Executive Officer
PLEASE FILL IN, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, YOU MAY ENSURE YOUR SHARES ARE VOTED AT THE ANNUAL MEETING BY SUBMITTING YOUR INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY. PLEASE SEE THE PROXY STATEMENT AND FORM OF PROXY FOR DETAILS ABOUT ELECTRONIC VOTING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500
PROXY STATEMENT
Dated May 12, 2005
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 15, 2005
      This Proxy Statement is being furnished to stockholders of Abercrombie & Fitch Co. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders to be held on Wednesday, June 15, 2005 (the “Annual Meeting”), or any adjournment. The Annual Meeting will be held at 10:00 a.m., local time, at the Company’s executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. This Proxy Statement and the accompanying form of proxy were first sent or given to stockholders on or about May 12, 2005.
      A form of proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the enclosed form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, stockholders holding shares registered directly with the Company’s transfer agent, National City Bank, may appoint proxies to vote electronically via the Internet or by using the toll-free telephone number stated on the form of proxy. The deadline for these stockholders to transmit voting instructions electronically via the Internet or telephonically is 11:59 p.m., local time in New Albany, Ohio, on June 14, 2005. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ voting instructions have been properly recorded. Stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by such stockholders.
      Stockholders holding shares in “street name” with a broker/ dealer, financial institution or other holder of record should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the “street name” shares and how to revoke previously given instructions.
      You may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving notice of revocation to the Company in writing, by accessing the Internet site, by using the toll-free number stated on the form of proxy or, if you are a registered stockholder, by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated form of proxy; submitting a later-dated vote through the Internet site; using the toll-free telephone number stated on the form of proxy at a later date; or, if you are a registered stockholder, voting at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

      The Company will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying form of proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges mentioned above. Solicitation of proxies may be made by associates of the Company via mail or by telephone, mailgram, facsimile, telegraph, cable or personal contact without further compensation therefor. The Company has retained Georgeson Shareholder Communications Inc., New York, New York, and MacKenzie Partners, Inc., New York, New York, to aid in the solicitation of proxies with respect to shares held by broker/ dealers, financial institutions, and other custodians, fiduciaries and nominees for a fee of approximately $5,500 and $35,000, respectively, plus expenses. The Company will reimburse its transfer agent, broker/ dealers, financial institutions, and other custodians, fiduciaries and nominees for their reasonable costs in sending proxy materials to stockholders.
      Our Annual Report to Stockholders for the fiscal year ended January 29, 2005 (the “2004 fiscal year”) is being delivered with this Proxy Statement.
VOTING AT ANNUAL MEETING
      The shares entitled to vote at the Annual Meeting consist of shares of the Class A Common Stock, par value $.01 per share (the “Common Stock”), of the Company, with each share entitling the holder of record to one vote. There are no cumulative voting rights in the election of directors. At the close of business on April 26, 2005, the record date for the Annual Meeting, there were 86,324,134 shares of Common Stock outstanding. A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock.
      The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Shares of Common Stock represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting.
      Those shares of Common Stock represented by properly executed proxies, or properly authenticated votes recorded electronically through the Internet or by telephone, that are received prior to the Annual Meeting and not revoked, will be voted as directed by the stockholders. All valid proxies received prior to the Annual Meeting which do not specify how shares of Common Stock should be voted will be voted “FOR” the election of the nominees of the Board listed below under “ELECTION OF DIRECTORS”, “FOR” the approval of the Abercrombie & Fitch 2005 Long-Term Incentive Plan and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.
      Under the applicable rules of the New York Stock Exchange (“NYSE”), the election of directors and ratification of the Company’s independent registered public accounting firm are considered “discretionary” items upon which broker/ dealers, who hold their clients’ shares of Common Stock in street name, may vote shares in their discretion on behalf of their clients if those clients have not furnished voting instructions within the required time frame before the Annual Meeting. Approval of the Abercrombie & Fitch 2005 Long-Term Incentive Plan is not considered a “discretionary” item by the NYSE, and, accordingly, broker/ dealers may not vote shares in their discretion on behalf of their clients if those clients have not furnished the required voting instructions. Shares that a broker/ dealer is not authorized to vote are counted as “broker non-votes.”

ELECTION OF DIRECTORS
      There are currently ten individuals serving as members of the Board — three in the class whose terms expire at the Annual Meeting, four in the class whose terms expire in 2006 and three in the class whose terms expire in 2007.
Nominees
      Three members of the Board will be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office for a three-year term expiring at the Annual Meeting of Stockholders in 2008 or until their successors are elected and qualified. The nominees of the Board for election at the Annual Meeting, each of whom was approved by the Nominating and Board Governance Committee, are identified below. The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy. If any nominee who would otherwise receive the required number of votes becomes unable or unwilling to serve as a candidate for election as a director, the individuals designated to vote the proxies reserve full discretion to vote the shares of Common Stock represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board upon recommendation by the Nominating and Board Governance Committee. The Board has no reason to believe that any of the nominees of the Board will be unavailable or unable to serve as a director if elected.
      The three nominees receiving the greatest number of votes will be elected as directors. Shares of Common Stock as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than three nominees.

      The information set forth in the table below concerning the principal occupation, other affiliations and business experience of each nominee for re-election or election as a director, as of April 26, 2005, has been furnished to the Company by each nominee.

		Director
Name (Age)	Business Experience During Past 5 Years and Other Information	Since

Russell M. Gertmenian (57)	Mr. Gertmenian currently serves as a director of the Company. He has been a partner with Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as Vice-Chair of the firm’s Executive Committee. Mr. Gertmenian also serves as a director of AirNet Systems, Inc.	1999
Archie M. Griffin (50)	Mr. Griffin currently serves as a director of the Company. He has been the President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. since January 2004. Prior thereto, he served as the Associate Director of Athletics at The Ohio State University, Columbus, Ohio, from 1994 to 2003, after serving more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio State University. Mr. Griffin also serves as a director of Motorists Mutual Insurance Group, a Trustee for Diamond Hill Funds and a member of the governing committee for The Columbus Foundation.	2000
Allan A. Tuttle (65)	Mr. Tuttle has served as a legal consultant to the Gucci Group N.V., a multi-brand luxury goods company, since May 2004 following his retirement as General Counsel, in which capacity he had served since 1997. Before joining the Gucci Group N.V., Mr. Tuttle maintained a litigation practice with Patton Boggs LLP, where he remains an inactive partner. Prior to joining Patton Boggs LLP in 1977, Mr. Tuttle served as Assistant US Attorney, as Assistant to the Solicitor General of the United States and as Solicitor for the Federal Power Commission.	*

*	Not applicable.
      Two of the nominees, Mr. Gertmenian and Mr. Griffin are directors standing for re-election, and one, Mr. Tuttle, is standing for election to fill the vacancy that will be created by the departure of Samuel N. Shahid, Jr. from the Board. Mr. Shahid’s term as a director will expire at the Annual Meeting and he will not be standing for re-election. The Board expresses its appreciation to Mr. Shahid for his dedicated service as a member of the Board of Directors. Mr. Tuttle was made known to the Nominating and Board Governance Committee by Mr. Singer who had worked with Mr. Tuttle during his tenure at the Gucci Group N.V.
Directors
      On May 20, 2004, based upon a recommendation from the Nominating and Board Governance Committee, the Board appointed Robert S. Singer to serve as a director of the Company in the class of directors whose terms expire at the 2007 Annual Meeting. Mr. Singer filled the vacancy on the Board created by the resignation of Seth R. Johnson.

      The information set forth in the table below concerning the principal occupation, other affiliations and business experience of each continuing director, as of April 26, 2005, has been furnished to the Company by each director.

		Director
Name (Age)	Business Experience During Past 5 Years and Other Information	Since

Directors Whose Terms Continue until the 2006 Annual Meeting
James B. Bachmann (62)	Mr. Bachmann retired in 2003 as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, after serving in various management and audit engagement partner roles in his 36 years with the firm. Mr. Bachmann also serves as a director and Chairman of the audit committee of Lancaster Colony Corporation, with a term expiring in 2006.	2003
Lauren J. Brisky (54)	Ms. Brisky has served as Vice Chancellor for Administration and Chief Financial Officer of Vanderbilt University since June 1999. Ms. Brisky serves as the financial liaison for Vanderbilt University’s Audit, Budget and Executive Committees. She is responsible for Vanderbilt University’s financial management as well as administrative infrastructure which includes such areas as facilities and construction, human resources, information systems and business operations. Ms. Brisky served as Associate Vice Chancellor for Finance at Vanderbilt University from September 1988 to June 1999 and as Associate Vice Chancellor for Finance & Business and Assistant Treasurer for Foundations from July 1984 to September 1988 and Assistant Vice Chancellor for Business from August 1982 to July 1984 at North Carolina State University. Ms. Brisky also serves as a member of the Board of Trustees of Simmons College.	2003
Michael S. Jeffries (60)	Mr. Jeffries currently serves as Chairman of the Company and has done so since May 1998. Mr. Jeffries has been Chief Executive Officer of the Company since February 1992. From February 1992 until May 1998, Mr. Jeffries held the title of President of the Company. Under the terms of the Amended and Restated Employment Agreement, dated as of January 30, 2003, between the Company and Mr. Jeffries, the Company is obligated to cause Mr. Jeffries to be nominated as a director during his employment term.	1996
John W. Kessler (69)	Mr. Kessler has been the owner of John W. Kessler Company, a real estate development company, since 1972, and Chairman of The New Albany Company, a real estate development company, since 1988. Mr. Kessler also serves as a director of JPMorgan Chase & Co.	1998

		Director
Name (Age)	Business Experience During Past 5 Years and Other Information	Since

Directors Whose Terms Continue until the 2007 Annual Meeting
John A. Golden (60)	Mr. Golden is President of John A. Golden Associates, Inc., a financial advisory and investment firm, and a retired partner of The Goldman Sachs Group, L.P., an investment banking firm. Mr. Golden also serves as the Chair of the Board of Trustees of Colgate University.	1998
Edward F. Limato (68)	Mr. Limato has been Vice-Chairman of International Creative Management, Inc. (‘ICM”), a talent and literary agency, since April 1988 and Co-President of ICM since July 1999 and currently serves on the ICM Board of Directors. Mr. Limato also serves as a director for the Los Angeles Conservancy, the Motion Picture & Television Fund and the American Cinematheque.	2003
Robert S. Singer (53)	Mr. Singer currently serves as President and Chief Operating Officer of the Company and has done so since May 2004. Prior thereto, Mr. Singer had been Chief Financial Officer of the Gucci Group N.V., a multi-brand luxury goods company, since its initial public offering in 1995 and served as Executive Vice President from 1999 as the Gucci Group N.V. grew from one to nine operating divisions. Mr. Singer also serves as a director of Barilla Holdings SpA and Fairmont Hotels & Resorts, Inc. Under the terms of the Employment Agreement, dated as of May 17, 2004, between the Company and Mr. Singer, the Company is obligated to cause Mr. Singer to be nominated as a director during his employment term.	2004
      The Board has reviewed, considered and discussed each director’s relationships, either directly or indirectly, with the Company and its subsidiaries and the compensation each director receives, directly or indirectly, from the Company and its subsidiaries in order to determine whether such director meets the independence requirements of the applicable sections of the NYSE Listed Company Manual (the “NYSE Rules”) and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). The Board has determined that at least a majority of the directors qualify as independent under the NYSE Rules. The Board has determined that each of James B. Bachmann, Lauren J. Brisky, John A. Golden, Archie M. Griffin, John W. Kessler and Edward F. Limato has no relationship with the Company either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, that would be inconsistent with a determination of independence under the SEC Rules or the NYSE Rules. The Board specifically considered a number of circumstances in the course of reaching this conclusion, including the fact that (a) Mr. Kessler has a son-in-law who is employed by the Company (not as an executive officer) and who receives in excess of $100,000 per year in compensation from the Company, (b) Messrs. Bachmann, Griffin and Kessler are affiliated with certain charitable organizations to which the Company made contributions during the 2004 fiscal year (in no case in excess of $100,000) and (c) Mr. Bachmann is a former partner of Ernst & Young LLP, a firm engaged by the Company from time to time to perform non-audit services and to which the Company paid fees during the 2004 fiscal year not in excess of $500,000. Messrs. Jeffries and Singer do not qualify as independent because they are executive officers of the Company. Mr. Gertmenian does not qualify as independent because he is a partner of a law firm that has performed services and will continue to perform services for the Company.
      There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.
      Please see the Company’s Annual Report on Form 10-K for information about the Company’s executive officers.
Meetings of and Communications with the Board
      The Board held 10 meetings and took action in writing without a meeting on one occasion during the 2004 fiscal year. All of the incumbent directors attended 75% or more of the aggregate of the total number of meetings of the Board and of committees of the Board on which they served held during the period they served other than Mr. Limato who attended 70% of such meetings.
      Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the stockholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All of the current directors attended the Company’s last annual meeting of stockholders held on May 20, 2004.
      In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company will meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Each executive session will be chaired by one of the non-management directors, as determined prior to or at the beginning of each executive session by the non-management directors. In addition, at least once a year, the independent directors of the Company will meet in executive session. The foregoing meeting guidelines were met during the 2004 fiscal year.
      The Board believes it is important for stockholders to have a process to send communications to the Board and its individual members. Accordingly, stockholders who wish to communicate with the Board, the non-management directors as a group or a particular director may do so by sending a letter to such individual or individuals, in care of the Company, to the Company’s executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder — Non-Management Director Communication,” “Stockholder — Board Communication” or “Stockholder — Director Communication,” as appropriate. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. There is no screening process in respect of stockholder communications.
Committees of the Board
      The Board has four standing committees — the Compensation Committee, the Executive Committee, the Audit Committee and the Nominating and Board Governance Committee.

Compensation Committee
      The Compensation Committee is comprised of John W. Kessler (Chair) and Archie M. Griffin. The Board has determined that each member of the Compensation Committee qualifies as an independent director under the applicable NYSE Rules, an outside director for purposes of Section 162(m) of the

Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board on April 8, 2004, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com. The Compensation Committee periodically reviews and assesses the adequacy of its charter in consultation with the Nominating and Board Governance Committee and will recommend changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.
      The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include: (a) reviewing and approving the general compensation policy applicable to the Chief Executive Officer and other officers of the Company identified in Rule 16a-1(f) under the Exchange Act (the “Section 16 Officers”); (b) determining the methods and criteria for review and evaluation of the performance of the Company’s Section 16 Officers, including the corporate goals and objectives relevant to their respective compensation; (c) evaluating the performance of the Company’s Section 16 Officers in light of the approved corporate goals and objectives and determining and approving the compensation of each Section 16 Officer based on such evaluation; (d) evaluating existing, and, if directed by the Board, negotiating and approving proposed, employment contracts or severance arrangement between the Company and its Section 16 Officers; (e) administering, reviewing and making recommendations to the Board regarding the Company’s incentive-compensation plans, equity-based plans and other plans in accordance with applicable laws, rules and regulations; (f) reviewing and approving the compensation for the Company’s non-associate directors; and (g) preparing an annual report on executive compensation for inclusion in the Company’s proxy statement.
      The Compensation Committee held eleven meetings during the 2004 fiscal year. The Compensation Committee’s report on executive compensation for the 2004 fiscal year begins on page 26.

Executive Committee
      The Executive Committee is comprised of Michael S. Jeffries (Chair), Russell M. Gertmenian and John A. Golden. The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board, all of the powers and authority granted to the Board. The Executive Committee neither met nor took action in writing during the 2004 fiscal year.

Audit Committee
      The Audit Committee is comprised of John A. Golden (Chair), James B. Bachmann and Lauren J. Brisky. In addition, Russell M. Gertmenian served as a member of the Audit Committee until April 13, 2004. The Board has determined that each current member of the Audit Committee qualifies as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. In addition, Mr. Gertmenian qualified as an independent director under the NYSE Rules which were applicable during the period he served on the Audit Committee. The Board has also determined that each of James B. Bachmann, Lauren J. Brisky and John A. Golden qualifies as an “audit committee financial expert” under SEC Rules by virtue of their experience described above. The Board believes that each member of its Audit Committee is highly qualified to discharge his or her duties on behalf of the Company and its subsidiaries.
      The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board on April 8, 2004, a copy of which is posted on the “Corporate Governance” page of the

Company’s website at www.abercrombie.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.
      The Audit Committee’s duties and responsibilities are set forth in its charter. The primary functions of the Audit Committee are to assist the Board in its oversight of: (1) the integrity of the Company’s financial statements and effectiveness of the Company’s systems of internal accounting and financial controls; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent registered public accounting firm; and (4) the performance of the Company’s internal auditors and independent registered public accounting firm. The Audit Committee’s specific responsibilities include: (1) reviewing the Company’s accounting procedures and policies; (2) reviewing the activities of the internal auditors and the Company’s independent registered public accounting firm; (3) reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm; (4) selecting, appointing and retaining the Company’s independent registered public accounting firm for each fiscal year and determining the terms of engagement; (5) reviewing and approving in advance all audit and all permitted non-audit services; (6) setting hiring policies for employees or former employees of the independent registered public accounting firm; (7) preparing an annual report for inclusion in the Company’s proxy statement; and (8) other matters required by applicable SEC Rules and NYSE Rules.
      The Audit Committee held thirteen meetings during the 2004 fiscal year. The Audit Committee’s report relating to the 2004 fiscal year begins on page 43.

Nominating and Board Governance Committee
      The Nominating and Board Governance Committee is comprised of John A. Golden and John W. Kessler. In addition, Russell M. Gertmenian served as a member of the Nominating and Board Governance Committee until April 13, 2004. The Board has determined that each current member of the Nominating and Board Governance Committee qualifies as an independent director under the applicable NYSE Rules. In addition, Mr. Gertmenian qualified as an independent director under the NYSE Rules which were applicable during the period he served on the Nominating and Board Governance Committee. The Nominating and Board Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board on April 8, 2004, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com. The Nominating and Board Governance Committee will periodically review and reassess the adequacy of its charter and recommend any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.
      The purpose of the Nominating and Board Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board. The primary responsibilities of the Nominating and Board Governance Committee include: (1) establishing and articulating the qualifications, desired background and selection criteria for members of the Board; (2) developing a policy with regard to the consideration of candidates for election or appointment to the Board recommended by stockholders of the Company and procedures to be followed by stockholders in submitting such recommendations; (3) making recommendations to the full Board concerning all nominees for Board membership, including the re-election of existing Board members and the filling of any vacancies; (4) evaluating and making recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments; (5) periodically reviewing and making recommendations to the Compensation

Committee regarding director compensation and stock ownership; (6) developing, recommending, and periodically reviewing a set of written corporate governance principles applicable to the Company in accordance with the applicable NYSE Rules; and (7) overseeing the evaluation of the Board and management.
      The Nominating and Board Governance Committee held 4 meetings during the 2004 fiscal year.
Nominating Procedures
      As described above, the Company has a standing Nominating and Board Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.
      When considering candidates for the Board, the Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a Nominating and Board Governance Committee-recommended nominee. The Nominating and Board Governance Committee considers those factors it considers appropriate, including judgment, skill, diversity, strength of character, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Board Governance Committee may weigh certain factors more or less heavily. The Nominating and Board Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
      The Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Pursuant to its charter, the Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. In October 2004, the Company retained Heidrick & Struggles to assist it in its search for independent directors.
      Stockholders may recommend director candidates for consideration by the Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Board Governance Committee, in care of the Company, to the Company’s executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The recommendation should include the candidate’s name, age, business address, residence address and principal occupation. The recommendation should also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, should accompany any such recommendation.
      The Board, taking into account the recommendations of the Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. In addition, stockholders wishing to nominate directors for election may do so provided they comply with the nomination procedures set forth in the Company’s Amended and Restated Bylaws. Each stockholder nomination must be delivered in person or mailed by United States certified mail to the Secretary of the Company and received not less than 120 days nor more than 150 days before the first anniversary date of the Company’s proxy statement in connection with the last annual meeting of stockholders, which, for purposes of the Company’s 2006 Annual Meeting of Stockholders, means no later than January 12, 2006 nor earlier than December 13, 2005. The Secretary of the Company will deliver any stockholder nominations received in a timely manner for review by the Nominating and Board Governance Committee. Each stockholder nomination must contain the following information: (a) the name and address of the nominating stockholder; (b) the name, age, business address and, if known, residence address of the nominee; (c) the principal occupation or employment of the nominee; (d) the class and number of shares of the Company beneficially owned by the nominating stockholder and the nominee; (e) a representation that the nominating stockholder intends to appear at the meeting in person or by proxy to submit the nomination; (f) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under applicable SEC Rules; and (g) a description of any arrangement or understanding between the nominating stockholder and the nominee or any other person providing for the nomination. Each nomination must be accompanied by the written consent of the proposed nominee to be named in the proxy statement and to serve if elected. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board or a committee of the Board.
Compensation of Directors
      During the 2004 fiscal year, directors who were not associates of the Company or its subsidiaries (“non-associate directors”) received quarterly retainers of $8,750 (increased by $5,000 for each committee chair held), plus a fee of $2,000 for each Board or Board committee meeting attended (including telephonic meetings). Non-associate directors are reimbursed for their expenses for attending Board and committee meetings. Associates and officers who are directors receive no additional compensation for services rendered as directors.
      Under the 2003 Stock Plan for Non-Associate Directors (“2003 Director Stock Plan”), on the first business day of each of the second fiscal quarter and the fourth fiscal quarter of each fiscal year of the Company, beginning after May 22, 2003, each non-associate director then serving has been and will continue to be granted an option to purchase 2,500 shares of Common Stock which will vest and become exercisable in full on the first anniversary of the grant date, subject to continued service as a director. The options become fully exercisable in the event of defined changes of control or upon the death or total disability of a non-associate director. The options remain exercisable until the earlier of: (a) the tenth anniversary of the grant date; or (b) one year after the non-associate director ceases to be a member of the Board.
      In addition, under the 2003 Director Stock Plan, on the first business day of each fiscal year of the Company, beginning after May 22, 2003, each non-associate director then serving has been and will continue to be granted stock units representing the right to receive that number of shares of Common Stock of the Company which equals the number determined by dividing (i) $60,000 by (ii) the average of the closing sales prices of a share of Common Stock on NYSE during the 20-trading-day period immediately preceding the date of grant. Each stock unit will vest in full on the first anniversary of the grant date, subject to continued service as a director. The stock units will become fully vested in the event of defined changes of control or upon the death or total disability of a non-associate director.

      The Board may also from time to time grant options, restricted shares of Common Stock and stock units to the non-associate directors in addition to the nondiscretionary option and stock unit grants described above.
      Prior to the adoption of the 2003 Director Stock Plan, options were granted to directors pursuant to the 1996 Stock Plan for Non-Associate Directors (1998 Restatement), as amended (the “1998 Director Stock Plan”) in accordance with its terms. The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ stock accounts under the Directors’ Deferred Compensation Plan as of May 21, 2003.
      The Company has maintained the Directors’ Deferred Compensation Plan since October 1, 1998. The Directors’ Deferred Compensation Plan was amended and restated May 22, 2003. Voluntary participation in the Directors’ Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her quarterly retainers, meeting fees and stock-based incentives (including options, restricted shares of Common Stock and stock units relating to shares of Common Stock), including federal income tax thereon. The deferred compensation is credited to a stock account where it is converted into a share equivalent. Stock-based incentives deferred pursuant to the Directors’ Deferred Compensation Plan are credited as shares of Common Stock. Amounts otherwise payable in cash are converted into a share equivalent based on the fair market value of the Company’s Common Stock on the date the amount is credited to a non-associate director’s stock account. Cash dividends will be credited on the shares of Common Stock credited to a non-associate director’s stock account and converted into a share equivalent. Each non-associate director’s only right with respect to his or her stock account (and the amounts allocated thereto) will be to receive distribution of the amount in the non-associate director’s stock account in accordance with the terms of the Directors’ Deferred Compensation Plan. Distribution of the deferred amount is made in the form of a single lump sum transfer of the whole shares of Common Stock represented by the share equivalent in the non-associate director’s stock account (plus cash representing the value of fractional shares) or annual installments in accordance with the election made by the non-associate director. Shares of Common Stock will be distributed under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ stock accounts on or after May 22, 2003 and under the 1998 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ stock accounts prior to May 22, 2003.
      In connection with In re Abercrombie & Fitch Co. Shareholder Derivative Litigation., C.A. No. 1077 (discussed below under “Certain Legal Proceedings”), the Board formed a special committee of independent directors (consisting of James B. Bachmann (as Chairman), Lauren J. Brisky and Edward F. Limato) to determine what action to take with respect to such litigation. The Board also approved the following compensation to the members of such committee for their services in this matter beginning December 9, 2004: a three-month retainer of $45,000 per member; an additional Chairman retainer of $15,000 for the initial three-month period; and, as necessary, an additional retainer for services beyond the initial three-month period pursuant to which one additional month’s retainer of $15,000 was paid to each member, such compensation then ceasing as of April 15, 2005.

Corporate Governance Guidelines
      In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Board Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements. The Corporate Governance Guidelines are available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com.
Code of Business Conduct and Ethics
      In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted the Abercrombie & Fitch Co. Code of Business Conduct and Ethics which is available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com.
Compensation Committee Interlocks and Insider Participation
      John W. Kessler serves as Chair of the Compensation Committee. His son-in-law, Thomas D. Lennox, is employed by the Company as Director, Investor Relations & Corporate Communications, a non-executive position. During the 2004 fiscal year, Mr. Lennox received compensation in excess of $100,000.
Certain Relationships and Related Transactions
      Mr. Gertmenian, a Director of the Company, is a partner with Vorys, Sater, Seymour and Pease LLP. Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during the 2004 fiscal year and continues to do so. Samuel N. Shahid, Jr., a Director of the Company, is President and Creative Director of Shahid & Company, Inc. Shahid and Company, Inc. has provided advertising and design services for the Company since 1995. Fees paid to Shahid & Company, Inc. for services provided during the 2004 fiscal year were approximately $2.1 million. These amounts do not include reimbursements to Shahid & Company, Inc. for expenses incurred while performing these services.
Certain Legal Proceedings
      In February 2005, two substantially similar actions were filed in the Court of Chancery of the State of Delaware by stockholders of the Company challenging the compensation received by the Company’s Chief Executive Officer, Michael S. Jeffries. The complaints allege, among other things, that the Board and the members of the Compensation Committee of the Board breached their fiduciary duties in granting stock options and an increase in cash compensation to Mr. Jeffries in February 2002 and in approving Mr. Jeffries’ current employment agreement in January 2003 (the “Jeffries Agreement”, which is described in “EXECUTIVE COMPENSATION — Employment Agreements”). The complaints further assert that the Company’s disclosures with respect to Mr. Jeffries’ compensation were deficient. The complaints seek, among other things, to rescind the purportedly wrongful compensation and to set aside the Jeffries Agreement. The actions have been consolidated under the caption, In re Abercrombie & Fitch Co. Shareholder Derivative Litigation, C.A. No. 1077 (the “Litigation”). The Company formed a special committee of independent directors (the “Special Committee”) to determine what action to take with respect to the Litigation. The Company and the defendant members of the Board have denied, and continue to deny, any liability or wrongdoing with respect to all claims alleged in the Litigation. Nevertheless, the Special Committee, the Company and the other defendants have determined that it is desirable to settle the

Litigation and thereby eliminate the substantial burden, expense, inconvenience and distraction that the Litigation would entail and to dispel any uncertainty that may exist as a result of the Litigation.
      Pursuant to a stipulation of settlement dated April 8, 2005, and subject to the approval of the Court, the parties have agreed to settle the Litigation on the following terms: (i) the Jeffries Agreement will be amended to reduce his “stay bonus” from $12 million to $6 million and to condition receipt of the stay bonus on the Company’s achieving defined performance criteria (except in certain terminations), (ii) Mr. Jeffries will not receive any award of stock options during calendar years 2005 and 2006 and in subsequent years will receive stock options only in the discretion of the Compensation Committee, (iii) Mr. Jeffries will hold the Career Shares awarded under Section 4(b) of the Jeffries Agreement for a period of one year after he ceases to be an executive officer of the Company (the “Holding Period”), and (iv) Mr. Jeffries will hold one half of the Company shares received from the first one million stock options exercised following this settlement, net of shares equal to the amount of withholding taxes and exercise price, until the expiration of the Holding Period. Also as part of the settlement, the Special Committee has agreed to recommend to the full Board that the Board cause the Company to take, subject to the directors’ fiduciary duties, and the Company has agreed to use its best efforts to take, each of the following actions, with the actions described in clauses (i) through (iv) to be achieved not later than the one year anniversary of the settlement becoming final: (i) the Company shall conduct a full review of its corporate governance practices and procedures, (ii) at least a majority of the members of the Compensation Committee shall be directors who were not members of the Compensation Committee at the time of the events giving rise to the Litigation and who have no substantial business or professional relationship with the Company other than their status as directors, (iii) the Compensation Committee shall retain independent counsel and an independent compensation expert, (iv) the Company shall adopt FAS 123(R) providing for the expensing of stock option compensation, (v) for a period of five years the Company shall not nominate for election to the Board any director who does not meet the NYSE standards for director independence (provided, however, this provision shall not apply to any current member of the Board or to up to three members of the Company’s senior management), (vi) one member of the Board who does not meet such standards shall not be nominated for re-election in connection with the 2005 Annual Meeting, and (vii) the Company shall review the disclosures to appear in this Proxy Statement for the 2005 Annual Meeting relating to executive compensation and will provide plaintiffs’ counsel with an opportunity to comment on the disclosures. The stipulation of settlement provides for a release of all claims that the Company has or may have against any of the defendants relating to the matters and claims that were or could have been raised in the Litigation. The plaintiffs will apply to the Court for an award of attorneys’ fees. The Court has scheduled the settlement hearing for June 14, 2005.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table furnishes, as of April 1, 2005, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company (other than Mr. Jeffries whose beneficial ownership is described in the next table), the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

	Number of Shares of
	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class(1)

Wellington Management Company, LLP	5,301,000	6.14%
75 State Street Boston, Massachusetts 02109

(1)	The percent of class is based on 86,266,081 shares of Common Stock outstanding on April 1, 2005.
      The following table furnishes the number of shares of Common Stock of the Company beneficially owned by each of the current directors, director nominees and named executive officers, and by all directors, director nominees and executive officers as a group, as of April 1, 2005.

	Number of Shares
	of Common Stock	Percent of
	Beneficially Owned(1)	Class(2)

James B. Bachmann (3)(4)	3,500	*

Lauren J. Brisky (3)(4)	4,865	*

Diane Chang (3)(5)	30,839	*

Russell M. Gertmenian (3)(4)	60,900	*

John A. Golden (3)(4)	123,419	*

Archie M. Griffin (3)(4)	33,365	*

Michael S. Jeffries (3)(5)	6,887,864	7.4%

John W. Kessler (3)(4)	58,169	*

David L. Leino (3)(5)	97,047	*

Edward F. Limato (3)(4)	12,365	*

Leslee K. O’Neill (5)	15,178	*

Samuel N. Shahid, Jr. (3)(4)	46,058	*

Robert S. Singer (3)(5)	45,769	*

Allan A. Tuttle	—	—

Directors, Director Nominees and Executive Officers as a Group (15 persons) (3)(4)(5)	7,419,445	7.9%

*	Less than 1%.

(1)	Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

(2)	The percent of class is based upon the sum of 86,266,081 shares of Common Stock outstanding on April 1, 2005 and the number of shares of Common Stock, if any, as to which the named individual has the right to acquire beneficial ownership by May 31, 2005, either through the vesting of restricted shares or upon the exercise of options which are currently exercisable or will become exercisable by May 31, 2005.

(3)	Includes the following number of shares of Common Stock issuable by May 31, 2005 upon vesting of restricted shares or the exercise of outstanding options which are currently exercisable or will become exercisable by May 31, 2005: Mr. Bachmann and Ms. Brisky, 2,500 shares, respectively; Ms. Chang, 9,612 shares; Mr. Gertmenian, 58,000 shares; Mr. Golden, 66,000 shares; Mr. Griffin, 31,000 shares; Mr. Jeffries, 6,761,002 shares; Mr. Kessler, 52,000 shares; Mr. Leino, 92,347 shares; Mr. Limato, 5,000 shares; Mr. Shahid, 42,000 shares; and Mr. Singer, 41,500 shares; and all directors, director nominees and executive officers as a group, 7,163,461 shares.

(4)	Does not include the following number of shares of Common Stock credited to the stock accounts of the named directors under the Directors’ Deferred Compensation Plan: Mr. Gertmenian, 8,679 shares; Mr. Golden, 4,124 shares; Mr. Griffin, 3,512 shares; Mr. Kessler, 4,710 shares; and Mr. Shahid, 5,556 shares; and all directors and director nominees as a group, 26,581 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his or her stock account (and the amounts allocated thereto) is to receive a distribution of shares of Common Stock equal to the number credited to his or her stock account in accordance with the terms of the Directors’ Deferred Compensation Plan. Also does not include any unvested stock units or unvested stock options held by directors (other than those specified in footnote (3)).

(5)	Does not include 1,000,000 shares of Common Stock subject to the career share award granted to Mr. Jeffries under the terms of the Jeffries Agreement, which is described in “EXECUTIVE COMPENSATION — Employment Agreements.” Also does not include any unvested restricted shares or unvested stock options held by executive officers (other than those specified in footnote (3)).
Section 16(a) Beneficial Ownership Reporting Compliance
      To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during the 2004 fiscal year, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed reports required by Section 16(a) of the Exchange Act except Archie M. Griffin filed two late Forms 4 (reporting one transaction each), Leslee K. O’Neill filed one late Form 4 (reporting one transaction) and Robert S. Singer filed one late Form 3 and one late Form 4 (reporting two transactions).

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth certain summary information for the last three fiscal years of the Company concerning the compensation awarded to, earned by or paid to (i) our Chief Executive Officer during fiscal year 2004 and (ii) our four most highly compensated executive officers who were serving as executive officers as of the last day of fiscal year 2004 (the “named executive officers”).
Summary Compensation Table

						Long-Term Compensation

		Annual Compensation				Awards

				Other			Shares	All
				Annual		Restricted	Underlying	Other
Name and Principal Position	Fiscal			Compen-		Stock	Options	Compen-
During 2004 Fiscal Year	Year	Salary ($)	Bonus ($)(1)	sation ($)		Awards ($)(2)	Granted (#)	sation ($)

Michael S. Jeffries	2004	$1,200,000	$2,880,000	$383,595	(3)	$—	—	$547,088	(4)
Chairman and	2003	$1,200,000	$673,920	$509,970	(3)	$—	91,122	$501,694
Chief Executive Officer	2002	$1,184,615	$1,900,800	$598,763	(3)	$27,868,408	2,096,950	$441,482

Robert S. Singer (5)	2004	$630,423	$1,455,296	$510,741	(6)	$1,939,881	150,000	$29,072	(4)
President and	2003	$—	$—	$—		$—	—	$—
Chief Operating Officer	2002	$—	$—	$—		$—	—	$—

Diane Chang	2004	$721,154	$900,000	$—	(7)	$2,006,000	—	$179,533	(4)
Executive Vice President-	2003	$596,154	$140,400	$—	(7)	$79,466	3,224	$134,557
Sourcing	2002	$546,154	$363,000	$—	(7)	$213,682	104,390	$116,730

Leslee K. O’Neill	2004	$721,154	$1,125,000	$—	(7)	$2,006,000	—	$208,351	(4)
Executive Vice President-	2003	$596,154	$168,480	$—	(7)	$79,466	2,424	$153,191
Planning and Allocation	2002	$544,231	$435,600	$—	(7)	$213,682	202,989	$129,208

David L. Leino	2004	$473,077	$475,000	$—	(7)	$773,000	—	$112,103	(4)
Senior Vice President-	2003	$446,154	$105,300	$—	(7)	$52,978	2,150	$96,787
Stores	2002	$396,154	$264,000	$—	(7)	$142,454	52,927	$80,375

(1)	Represents for each fiscal year, the aggregate of the performance-based incentive cash compensation for the Spring and Fall selling seasons for each individual. For Mr. Singer, also includes the sign-on bonus paid by the Company on May 17, 2004, in connection with his becoming an executive officer of the Company ($100,000).

(2)	Represents, for each individual, the grants of restricted shares of Common Stock for the specified fiscal year. The dollar amounts reflected in this table are based on the fair market value (closing price) of the Company’s Common Stock on the date on which the grants were made. The holder of an award of restricted shares is entitled to receive shares of Common Stock only upon vesting of such award and therefore dividends will not be paid or accrue and no voting rights will exist with respect to such restricted shares until they vest.

On February 15, 2005, 23,077, 12,000, 12,000 and 8,000 restricted shares of Common Stock were granted to Mr. Singer, Ms. Chang, Ms. O’Neill and Mr. Leino, respectively, based on the Company’s business performance for the 2004 fiscal year. The per share fair market value of the Company’s Common Stock on the grant date was $54.30. These awards vested 10% on the grant date and will vest 20%, 30% and 40% on the first, second and third anniversaries of the grant date, respectively, subject, in each case, to the holder’s continued employment with the Company. In the event of death or total disability of the holder or upon a change of control of the Company (and, with respect to Mr. Singer only, upon certain terminations of employment as described in his Employment Agreement (see “Employment Agreements”)), all restricted shares immediately vest.

On May 17, 2004, 20,000 restricted shares of Common Stock were granted to Mr. Singer in connection with his becoming an executive officer of the Company. The per share fair market value of the Company’s Common Stock on the grant date was $34.34. This award vested 10% on the grant date and will vest 20%, 30% and 40% on the first, second and third anniversaries of the grant date, respectively, subject to the holder’s continued employment with the Company. In the event of death or total disability of the holder, upon a change of control of the Company or upon certain terminations of employment as described in his Employment Agreement (see “Employment Agreements”), these restricted shares immediately vest.

On March 29, 2004, 40,000, 40,000 and 10,000 restricted shares of Common Stock were granted to Ms. Chang, Ms. O’Neill and Mr. Leino, respectively. The per share fair market value of the Company’s Common Stock on the grant date was $33.86. These awards vested 25% on the first anniversary of the grant date and will vest 25% on each of the second, third and fourth anniversaries of the grant date, respectively, subject, in each case, to the holder’s continued employment with the Company. In the event of death or total disability of the holder or upon a change of control of the Company, all restricted shares immediately vest.

On February 13, 2004, 2,808, 2,808 and 1,872 restricted shares of Common Stock were granted to Ms. Chang, Ms. O’Neill and Mr. Leino, respectively, based on the Company’s business performance for the 2003 fiscal year. The per share fair market value of the Company’s Common Stock on the grant date was $28.30. These awards vested 10% on the grant date and 20% on the first anniversary of the grant date and will vest 30% and 40% on the second and third anniversaries of the grant date, respectively, subject, in each case, to the holder’s continued employment with the Company. In the event of death or total disability of the holder or upon a change of control of the Company, all restricted shares immediately vest.

On February 14, 2003, 39,600, 7,920, 7,920 and 5,280 restricted shares of Common Stock were granted to Mr. Jeffries, Ms. Chang, Ms. O’Neill and Mr. Leino, respectively, based on the Company’s business performance for the 2002 fiscal year. The per share fair market value of the Company’s Common Stock on the grant date was $26.98. These awards vested 10% on the grant date, 20% and 30% on each of the first and second anniversaries of the grant date, respectively, and will vest 40% on the third anniversary of the grant date, subject, in each case, to the holder’s continued employment with the Company. In the event of death or total disability of the holder or upon a change of control of the Company, all restricted shares immediately vest.

Under the terms of the Jeffries Agreement, on January 30, 2003, the Company granted a career share award to Mr. Jeffries representing the right to receive 1,000,000 shares of Common Stock. This award will vest on December 31, 2008 if Mr. Jeffries remains employed with the Company. A pro rata portion of the award may vest earlier upon Mr. Jeffries’ death or permanent and total disability or termination of his employment by the Company without cause or by Mr. Jeffries with good reason and will vest in full upon a change of control of the Company. Mr. Jeffries will not receive any of the shares of Common Stock subject to the career share award until after the award has vested and the delivery date specified in the Amended and Restated Employment Agreement occurred. See “Employment Agreements” for more information on the Jeffries Agreement and see “ELECTION OF DIRECTORS —

Certain Legal Proceedings” regarding certain contemplated amendments thereto. On January 30, 2003, the per share fair market value of the Company’s Common Stock was $26.80.

As of January 29, 2005, the aggregate holdings of restricted shares of Common Stock and the market value of such holdings for the named individuals were: Mr. Jeffries, 36,264 shares, $1,810,662 and the market value of the 1,000,000 shares of Common Stock subject to the career share award, $49,930,000; Mr. Singer, 18,000 shares, $898,740; Ms. Chang, 49,780 shares, $2,485,515; Ms. O’Neill, 49,780 shares, $2,485,515; and Mr. Leino, 16,520 shares, $824,844 (based on the $49.93 per share fair market value of the Company’s Common Stock as of Friday, January 28, 2005). The holdings of Mr. Singer, Ms. Chang, Ms. O’Neill and Mr. Leino do not include the 23,077, 12,000, 12,000 and 8,000 restricted shares of Common Stock, respectively, granted on February 15, 2005 as noted in the second paragraph of this footnote since those restricted shares of Common Stock were granted after the end of the 2004 fiscal year.

(3)	Represents for 2004 aggregate incremental cost of personal use of Company aircraft (less reimbursement of certain amounts by Mr. Jeffries) ($303,667) and related tax gross up ($57,580) and a tax gross up related to life insurance premiums paid by the Company on Mr. Jeffries’ behalf ($22,348). Represents for 2003 aggregate incremental cost of personal use of Company aircraft (less reimbursement of certain amounts by Mr. Jeffries) ($397,712) and related tax gross up ($59,242), attorneys’ fees paid for by the Company ($28,546) and a tax gross up related to life insurance premiums paid by the Company on Mr. Jeffries’ behalf ($24,470). Represents for 2002 aggregate incremental cost of personal use of Company aircraft (less reimbursement of certain amounts by Mr. Jeffries) ($244,088) and related tax gross up ($74,736), forgiveness of interest related to the replacement promissory note dated January 1, 2002 issued to the Company ($255,469) (which note was repaid by Mr. Jeffries in full on December 31, 2002) and a tax gross up related to life insurance premiums paid by the Company on Mr. Jeffries’ behalf ($24,470). With respect to Company aircraft, the Company has agreements in place with NetJets pursuant to which it pays certain hourly, monthly and annual fees for its use of and interest in three different airplanes. The incremental cost to the Company of personal use of Company aircraft has been calculated by adding the hourly charges associated with Mr. Jeffries’ personal flights on each of the airplanes and, for one of the airplanes with respect to which Mr. Jeffries’s personal use may have been more than incidental, the percentage of the monthly and annual charges for such airplane equal to the percentage of total aircraft usage represented by Mr. Jeffries’ personal flights. The amounts reported for Mr. Jeffries’ personal use of Company aircraft for 2003 and 2002 differ from the amounts reported in the footnotes to prior proxy statements because in 2004 the Company changed the valuation methodology from that used in such prior years. The 2003 and 2002 amounts have been re-calculated so that amounts are reported on a consistent basis. Using the prior methodology, the amounts for such personal use (plus related tax gross up) for 2004, 2003 and 2002 would be $132,521, $124,852 and $157,505, respectively.

(4)	Represents, for each individual, the amount of employer matching and supplemental contributions allocated to his or her account under the Company’s qualified defined contribution plan and its non-qualified savings and supplemental retirement plan during the 2004 calendar year (Mr. Jeffries, $366,162, Mr. Singer, $12,779, Ms. Chang, $157,931, Ms. O’Neill, $172,043 and Mr. Leino, $91,874, respectively) and the amount of above- market interest credited to his or her account under the Company’s non-qualified savings and supplemental retirement plan (Mr. Jeffries, $153,826, Mr. Singer, $228, Ms. Chang, $21,602, Ms. O’Neill, $36,308 and Mr. Leino, $20,229, respectively) in 2004. In past years’ proxy statements, the Company has not included the amount of above-market interest credited to its named executive officers under its non-qualified savings and supplemental retirement plan; the figures for the prior years shown in the table above have been restated to include these amounts. For Messrs. Jeffries and Singer, it also represents life insurance premiums of $27,100 and $16,065, respectively, paid for by the Company in 2004.

(5)	Mr. Singer began his employment with the Company on May 17, 2004.

(6)	Represents for 2004 aggregate incremental cost of personal use of Company aircraft ($51,752) and related tax gross up ($13,848), costs of Mr. Singer’s relocation reimbursed by the Company ($155,293) and related tax gross up ($94,309), New York City housing allowance ($80,000) and related tax gross up ($72,236), a tax gross up related to certain family travel benefits ($5,480) and certain other perquisites pursuant to his Employment Agreement. With respect to Company aircraft, the Company has agreements in place with NetJets pursuant to which it pays certain hourly, monthly and annual fees for its use of and interest in three different airplanes. The incremental cost to the Company of personal use of Company aircraft has been calculated by adding the hourly charges associated with Mr. Singer’s personal flights on each of the airplanes. No part of the monthly and annual charges for any of the airplanes has been included as Mr. Singer’s use of each such airplane was not more than incidental.

(7)	The aggregate incremental cost to the Company of perquisites and other personal benefits paid to each named executive officer for each of the three years presented did not exceed the reporting threshold set forth in the SEC Rules (i.e., the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named executive officer).

Options
      The following table summarizes information concerning options granted to the named executive officers during the Company’s 2004 fiscal year.
Option Grants in 2004 Fiscal Year

	Number of				Potential Realizable Value at
	Shares	% of Total			Assumed Annual Rates of
	Underlying	Options			Stock Price Appreciation for
	Options	Granted to	Exercise		Option Term ($)(2)
	Granted	Associates in	Price	Expiration
Name	(#)(1)	Fiscal Year	($/Share)	Date	5%	10%

Michael S. Jeffries

Robert S. Singer	150,000	33.78%	$34.34	5/17/2014	$3,239,436	$8,209,367

Diane Chang

Leslee K. O’Neill

David L. Leino

(1)	These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company. These options become fully exercisable in the event of a change of control of the Company and upon certain terminations of employment and remain exercisable for specified periods thereafter (as described in Mr. Singer’s Employment Agreement (see “Employment Agreements”)).

(2)	The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission (the “SEC”) for illustrative purposes, and assume the options are held until their respective expiration dates. These dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s shares of Common Stock. Stockholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that option holders will only realize value from the option grants shown if the price of the Company’s Common Stock appreciates, which benefits all stockholders commensurately.

      The following table summarizes information concerning options exercised during the Company’s 2004 fiscal year by each of the named executive officers and the number and value of shares of Common Stock subject to unexercised options held as of the end of the 2004 fiscal year by those individuals.
Aggregated Option Exercises in 2004 Fiscal Year
and Fiscal Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired		Fiscal Year-End (#)		Fiscal Year-End ($)
	on	Value
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable (2)	Unexercisable (2)

Michael S. Jeffries	700,000	$20,131,150	6,031,543	3,579,257	$112,415,570	$49,659,405

Robert S. Singer	—	—	—	150,000	—	$2,338,500

Diane Chang	135,707	$2,225,188	34,335	79,102	$805,900	$1,899,227

Leslee K. O’Neill	205,133	$2,648,767	132,142	182,960	$1,268,373	$3,398,042

David L. Leino	84,229	$970,402	79,030	63,577	$2,428,470	$1,230,623

(1)	Calculated on the basis of the number of shares of Common Stock as to which options were exercised, multiplied by the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of each option exercised.

(2)	“Value of Unexercised In-the-Money Options at Fiscal Year-End” is calculated on the basis of the number of shares of Common Stock subject to each option, multiplied by the excess of the fair market value of a share of Common Stock on the last trading day prior to fiscal year-end ($49.93), over the exercise price of the option.
Employment Agreements
      Jeffries Agreement. In May 1997, the Company entered into an employment agreement with Michael S. Jeffries under which Mr. Jeffries served as Chairman and Chief Executive Officer. On January 30, 2003, the Company amended and restated Mr. Jeffries’ employment agreement, with the objective of securing the continued services and employment of Mr. Jeffries through December 31, 2008 (as so amended and restated, the “Jeffries Agreement”). The Jeffries Agreement will be amended upon Court approval of the stipulation of settlement as described in “ELECTION OF DIRECTORS — Certain Legal Proceedings.”
      Under the Jeffries Agreement, the Company is obligated to cause Mr. Jeffries to be nominated as a director. The Jeffries Agreement provides for a base salary of $1,000,000 per year or such larger amount as the Compensation Committee may from time to time determine (his base salary for the 2004 fiscal year was $1,200,000). The Jeffries Agreement also provides for Incentive Compensation Performance Plan participation as determined by the Compensation Committee. Mr. Jeffries’ annual target bonus opportunity is to be at least 120% of his base salary upon attainment of target, subject to a maximum bonus opportunity of

240% of base salary (his target bonus opportunity was 120% of his base salary for the 2004 fiscal year). The Jeffries Agreement provides for a career share award representing the right to receive 1,000,000 shares of Common Stock. The career share award vests on December 31, 2008 if Mr. Jeffries remains employed with the Company and will vest in full upon a “change of control” of the Company (as defined in the Jeffries Agreement). In exchange for the career share award grant, Mr. Jeffries will forego participation, in respect of fiscal years after the 2002 fiscal year, in the Company’s program under which executive officers are eligible to receive annual grants of restricted shares of Common Stock. The Jeffries Agreement also provides for a “stay bonus” of $12 million provided Mr. Jeffries is employed by the Company through December 31, 2008 and for term life insurance coverage in the amount of $10 million. Pursuant to the Jeffries Agreement, Mr. Jeffries will be entitled to the same perquisites afforded to other senior executive officers. In addition, under the Jeffries Agreement, the Company provides to Mr. Jeffries, for security purposes, the use of the Company aircraft for business and personal travel in North America. For travel outside of North America, Mr. Jeffries will be entitled to first class air travel.
      Under the Jeffries Agreement, if Mr. Jeffries’ employment is terminated by the Company for “cause” (as defined in the Jeffries Agreement) or by Mr. Jeffries other than for “good reason” (as defined in the Jeffries Agreement) prior to a change of control of the Company, Mr. Jeffries will be entitled to the following: (i) any compensation earned but not yet paid; (ii) any amounts which had been previously deferred (including any interest earned or credited thereon); (iii) reimbursement of any and all reasonable expenses incurred in connection with Mr. Jeffries’ duties and responsibilities under the Jeffries Agreement; and (iv) other or additional benefits and entitlements in accordance with applicable plans, programs and arrangements of the Company (collectively, the “Accrued Compensation”). In addition, the career share award will immediately be forfeited. If Mr. Jeffries voluntarily terminates his employment following a change of control of the Company, he would receive his Accrued Compensation and he would be paid a stay bonus in an amount equal to (a) $12 million if the termination date is on or after January 1, 2007 or (b) the product of $3 million and the number of completed years of service since January 30, 2003 if the termination date is on or before December 31, 2006. Under the Jeffries Agreement, if he is terminated by the Company other than for cause or he leaves for good reason prior to a change of control of the Company, he will receive his Accrued Compensation and he will continue to receive his then current base salary and medical, dental and other employee welfare benefits for two years after the termination date. Additionally, the career share award would become vested based on completed years of service, he would receive a pro rated target bonus for the year of termination, the Company would pay the $12 million stay bonus and the Company would continue to pay the premium on Mr. Jeffries’ term life insurance policy until the later of December 31, 2008 or the last day of his welfare benefits coverage. If Mr. Jeffries’ employment is terminated by the Company other than for cause or he leaves for good reason within two years after a change of control, he will receive his Accrued Compensation, a lump sum payment equal to two times his then current base salary and a pro rated target bonus for the year of termination. Additionally, he would continue to receive medical, dental and other employee welfare benefits for two years after the termination date and the Company would pay the $12 million stay bonus and continue to pay the premium on Mr. Jeffries’ term life insurance through the later of December 31, 2008 or the last day of his welfare benefits coverage. If Mr. Jeffries’ employment is terminated due to his death, the Company will pay his estate or beneficiaries, as appropriate, his Accrued Compensation, a pro rated target bonus for the year of termination and the $12 million stay bonus and, in addition, the career share award would become vested based on completed years of service. If Mr. Jeffries’ employment is terminated due to his permanent and total disability, the Company will pay him his Accrued Compensation and will continue his base salary for 24 months and then 80% of his base salary for the third 12 months following the termination date (reduced by any long-term disability insurance payments he may receive). In addition, he would continue to receive medical, dental and other employee welfare benefits while receiving base salary and would receive the $12 million stay bonus. The Company would also continue to pay the premium on Mr. Jeffries’ term life insurance through the later of December 31, 2008 or the last day of his welfare benefits coverage and the career share award would become vested based on completed years of service.
      Under the Jeffries Agreement, Mr. Jeffries agrees not to compete with the Company or solicit its employees, customers or suppliers during the employment term and for one year thereafter. If a court finds that Mr. Jeffries has materially breached this covenant, the career share award will be forfeited unless a change of control has occurred or Mr. Jeffries’ employment has been terminated by the Company without cause or by Mr. Jeffries with good reason. If any “parachute” excise tax is imposed on Mr. Jeffries, he will be entitled to tax reimbursement payments from the Company.
      Under the Jeffries Agreement, Mr. Jeffries may also be entitled to supplemental retirement benefits as described under “Retirement Benefits” below.
      Singer Agreement. On May 17, 2004, the Company entered into an employment agreement with Robert S. Singer under which Mr. Singer was employed as the President and Chief Operating Officer of the Company, which was amended April 11, 2005 with respect to certain housing costs (as amended, the “Singer Agreement”). The Singer Agreement employs Mr. Singer for an initial three year term, with automatic one year renewal terms at the end of the initial term, unless either the Company or Mr. Singer gives 180 days’ written notice of such party’s intent not to extend the term. Under the Singer Agreement, the Company was obligated to appoint Mr. Singer to the Board and will be obligated to cause Mr. Singer to be nominated for re-election during the term of the Singer Agreement.
      The Singer Agreement provides for an annual base salary of $886,000 or such larger amount as the Board may from time to time determine (his base salary for the 2005 fiscal year will be $950,000). The Singer Agreement also entitles Mr. Singer to participate in the Company’s Incentive Compensation Performance Plan, or any successor plan, as determined by the Compensation Committee. Mr. Singer’s annual target bonus opportunity is to be at least 100% of his base salary upon attainment of target, subject to a maximum bonus opportunity of 200% of his base salary. Mr. Singer will also be entitled to participate in the Company’s equity-based incentive programs as determined by the Compensation Committee, including the annual performance-based segment of the Company’s 2002 Stock Plan for Associates (the “2002 Associates Stock Plan”) or successor plan.
      Pursuant to the Singer Agreement, the Company paid a signing bonus of $100,000 to Mr. Singer following the commencement of his employment. The Singer Agreement also provided for the grant to Mr. Singer on the commencement date of an option to purchase 150,000 shares of the Company’s Common Stock pursuant to the 2002 Associates Stock Plan, vesting in four equal annual installments on the first four anniversaries of the grant date at a price per share equal to the closing price of a share of stock of the Company on NYSE on such date. The Singer Agreement also provided for the grant to Mr. Singer on the commencement date of 20,000 restricted shares pursuant to the 2002 Associates Stock Plan. Such shares vested 10% on the grant date and will vest 20% on the first anniversary of the grant date, 30% on the second anniversary and 40% on the third anniversary of the grant date. Under the Singer Agreement, and in accordance therewith, the Company provides Mr. Singer with term life insurance coverage in the amount of $8 million.
      Pursuant to the Singer Agreement, Mr. Singer is entitled to six weeks paid vacation each year and to the same perquisites afforded to other senior executives at a level commensurate with his position. In addition, Mr. Singer will be provided at the Company’s expense up to two first class round trips to Italy per year for himself, up to four first class round trips to Italy for his spouse and up to two economy round trips from Italy to Ohio per year for each of his two children. The Singer Agreement also provides for a gross up for any taxes associated therewith. In addition, for security purposes, Mr. Singer will be provided at the Company’s expense use of the Company’s aircraft for business and personal travel in North America, including a gross up for associated taxes. For travel outside of North America, Mr. Singer will be entitled to first class air travel. Under the Singer Agreement, Mr. Singer was also entitled to receive reimbursements for the cost of relocation to Columbus, Ohio, including the cost of temporary housing during the first six months of the initial term and up to $3,000 per month for the next 12 months, and a housing allowance of $10,000 per month for housing in New York City during the initial term, with all such payments to be grossed up for taxes.
      If Mr. Singer’s employment is terminated by the Company for “cause” (as defined in the Singer Agreement), by Mr. Singer other than for “good reason” (as defined in the Singer Agreement) or by Mr. Singer through non-renewal of the term, Mr. Singer will be entitled to receive the following: (a) his base salary through the termination date; (b) any other unpaid compensation earned, accrued or owed to him under a plan, program or practice; (c) any amounts which Mr. Singer had previously deferred (including any interest earned or credited thereon); (d) reimbursement of any and all reasonable expenses incurred in connection with Mr. Singer’s duties and responsibilities under the Singer Agreement; and (e) other or additional benefits and entitlements in accordance with applicable plans, programs and arrangements of the Company (collectively, the “Accrued Compensation”). In addition, the vesting of any stock options and restricted stock will be treated in accordance with the terms of the relevant plan; however, any stock options will be exercisable for 90 days following the termination date or such longer period as the applicable plan may provide. Additionally, if Mr. Singer’s employment is terminated because of his non-renewal, the Company will pay Mr. Singer a pro-rata bonus with respect to the fiscal year in which the termination date occurs equal to the product of (a) the greater of (1) Mr. Singer’s target bonus for that fiscal year or (2) the actual bonus received by Mr. Singer in any preceding fiscal year, and (b) the fraction obtained by dividing (i) the number of days in the period beginning on the first day of that fiscal year and ending on the termination date by (ii) 365, but only to the extent that the bonus is not payable as part of the Accrued Compensation.
      Under the Singer Agreement, if Mr. Singer is terminated by the Company other than for cause, if he leaves for good reason, or if the Company decides not to renew the Singer Agreement, he will receive the Accrued Compensation and will continue to receive his then current base salary, target bonus and medical, dental and other employee welfare benefits for the remainder of the term, but for no less than 18 months from the termination date. The base salary and target bonus will be based on Mr. Singer’s annual base salary and target for the year in which his employment terminates. The Company will also continue to pay the premium on Mr. Singer’s term life insurance policy until the later to occur of the last day of the term or 18 months from the date of termination. Additionally, Mr. Singer will receive the following: (i) a pro-rata portion of his bonus, but only to the extent that such pro-rata bonus is not payable as part of the Accrued Compensation; and (ii) any incentive awards under the 2002 Associates Stock Plan earned but not yet paid in respect of periods prior to and including the termination date. Stock options, restricted shares and any other equity grants granted to Mr. Singer in the initial term of the Singer Agreement will vest on the termination date and the stock options will remain exercisable for their full term. Any other grants will be treated in accordance with the terms under which they were granted. In the event Mr. Singer terminates his employment for good reason following a change of control (as defined in the Singer Agreement), he will receive his Accrued Compensation, a pro-rata portion of his bonus and his salary continuation in a lump sum.
      If Mr. Singer’s employment is terminated due to his disability, the Company will pay him his Accrued Compensation and will continue his base salary for 12 months and then 80% of his base salary for the second 12 months following the termination date (reduced by any long-term disability insurance payments he may receive). The Company will also provide certain disability benefits under the Company’s long-term disability plan and a pro-rata bonus, but only to the extent such pro-rata bonus is not payable as part of his Accrued Compensation. Additionally, the Company will also continue to pay Mr. Singer’s medical, dental and other employee welfare benefits and the premium on Mr. Singer’s term life insurance policy during the period he continues to receive his base salary or disability benefits. Any stock options granted to Mr. Singer will vest on the termination date and remain exercisable for a period equal to the greater of (x) nine months after the date on which Mr. Singer receives benefits under the Company’s long-term disability program and (y) the period specified in the term of the grant. Any restricted stock and other equity awards will vest on the termination date.
      If Mr. Singer’s employment is terminated due to his death, the Company will pay Mr. Singer’s estate or his beneficiaries his Accrued Compensation, a pro-rata bonus with respect to the fiscal year in which the termination date occurs and any stock options will vest on the termination date and remain exercisable for a period equal to the greater of (x) one year thereafter or (y) the period specified in the term of the grant. Any restricted stock and other equity awards shall vest on the termination date. In addition, the Company will provide assistance to facilitate the payments of the life insurance proceeds provided for in the Singer Agreement. Additionally, Mr. Singer’s estate or beneficiaries will continue to receive medical, dental and other employee welfare benefits for one year following the date of Mr. Singer’s death.
      Under the Singer Agreement, Mr. Singer agreed to certain restrictive covenants regarding competition with the Company and nonsolicitation of employees, customers and suppliers during and for one year following his employment with the Company. If any “parachute” excise tax is imposed on Mr. Singer, he will be entitled to tax reimbursement payments from the Company.
      Under the Singer Agreement, Mr. Singer may also entitled to supplemental retirement benefits as described under “Retirement Benefits” below.
Retirement Benefits
      In conjunction with the Jeffries Agreement, the Company established the Abercrombie & Fitch Co. Supplemental Executive Retirement Plan (the “SERP”). Subject to the conditions described in the SERP, if Mr. Jeffries retires on or after December 31, 2008, he will receive a monthly benefit for life equal to 50% of his final average compensation (base salary and cash bonus as averaged over the last 36 consecutive full months ending prior to his retirement, adjusted as described in the SERP and not including any “stay bonus” paid pursuant to the Jeffries Agreement). If Mr. Jeffries retires at or after age 62 but before December 31, 2008, he will receive the following monthly benefit for life based on his attained age at retirement: (a) if Mr. Jeffries retires at 64, he will receive 46.66% of his final average compensation; (b) if Mr. Jeffries retires at 63, he will receive 43.33% of his final average compensation; and (c) if Mr. Jeffries retires at 62, he will receive 40% of his final average compensation. Mr. Jeffries will receive no benefits under the SERP if he (i) terminates employment for any reason before reaching age 62; (ii) dies while actively employed, regardless of his age; or (iii) is terminated for cause, regardless of his age. If Mr. Jeffries retires on or after December 31, 2008, the estimated annual benefit payable to him will be $1,506,556, based on his final average compensation as of today.
      In conjunction with the Singer Agreement, the Company established the Abercrombie & Fitch Co. Supplemental Executive Retirement Plan II (the “SERP II”). Subject to the conditions described in the SERP II, if Mr. Singer retires on or after age 57, he will receive a monthly benefit for life equal to the actuarial equivalent (as defined in the SERP II) of $8,333.33. If Mr. Singer retires prior to attaining age 57, he will receive a monthly benefit for life equal to the actuarial equivalent of $8,333,333 multiplied by a percentage based on his age upon termination of employment equal to the following: if Mr. Singer retires at age 53, 54, 55, or 56, the percentage will be 20%, 40%, 60%, and 80% respectively. Notwithstanding the foregoing, if Mr. Singer’s employment is terminated by the Company other than for cause, by Mr. Singer for good reason, as a result of non-renewal of the Singer Agreement by the Company or by reason of his disability or if there is a change of control, the percentage shall be 100%. Mr. Singer will receive no benefits under the SERP II if he is terminated for cause prior to a change of control, regardless of his age at the time of termination of employment. If Mr. Singer dies prior to retirement, his surviving spouse, if any, would be entitled to certain benefits as specified in SERP II. If Mr. Singer retires at age 57, the estimated annual benefit payable to him will be $100,000.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors reviews and approves the Company’s compensation policies and programs, determines the compensation and benefits of the Company’s Section 16 officers (hereafter referred to as “executive officers”) and oversees the administration of the Company’s incentive compensation programs.
      Since January 10, 2005, the Committee has been advised by independent counsel, Gibson Dunn & Crutcher LLP (“Gibson Dunn”). The Committee has been and continues to be advised by its independent compensation consultant, Pearl Meyer & Partners, Inc. (“Pearl Meyer”). The only services that Pearl Meyer and Gibson Dunn perform for the Company are under the auspices of the Compensation Committee’s retention. The Compensation Committee has the right to terminate the services of counsel and the compensation consultant at any time.
Executive Compensation Policies and Programs
      The Company’s executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder return by making performance-based compensation a significant portion of their total compensation opportunity. In this regard, the Company’s senior executive officers have substantial experience and expertise in the retail business and have made significant contributions to the growth and success of its brands.
      Individuals in leadership positions are compensated based on a combination of Company and individual performance factors. Total company performance is based primarily on the degree to which net income targets are met. Individual performance is evaluated based on several qualitative and quantitative objectives, including continuing to build the Company’s brands, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth, and controlling expenses. In addition, a significant portion of performance-based compensation is in the form of equity-based compensation.

      In the past year, the Committee’s compensation consultant undertook a comprehensive review of the Company’s compensation structure, including for senior managers below the executive officer level. As a result of discussions with the Compensation Committee, the Company put in place a program to better motivate and retain these managers. With respect to both executive officers and other senior managers, the Compensation Committee determined, as discussed in more detail below, to make greater use of restricted stock in connection with its long-term incentive program. In this regard, the Compensation Committee approved the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan, which is being submitted for stockholder approval in this Proxy Statement. The Committee also approved salary actions, set the criteria and amount for bonuses and determined the extent to which such criteria had been met for 2004.
      The Internal Revenue Code restricts the deductibility of annual individual compensation to a company’s top executive officers in excess of $1 million if certain conditions set forth in the Internal Revenue Code and implementing regulations are not fully satisfied. While the Company intends to preserve deductibility under the Internal Revenue Code of compensation paid to its executives to the extent practicable, it has not always done so and may not do so in the future, particularly in light of its need to attract and retain exceptional executives in a highly competitive environment. Accordingly, some of the compensation paid to Company executives, including stock options granted to certain senior executive officers under non-stockholder approved plans, may not be tax-deductible.
Components of Compensation
      There are three principal components of the Company’s compensation structure: salary, short-term incentive compensation and long-term incentive compensation. In determining compensation levels in a highly competitive environment, the Committee considers information from several surveys and other information provided by its compensation consultant. The surveys include information regarding a defined group of competitors, as well as broader survey information from retail and apparel companies with whom the Company competes for executive talent. In view of the Company’s competitive industry, its need for highly qualified individuals in creative areas, the high performance/expectation culture the Company is building and its geographic location, the Compensation Committee believes that it is appropriate to aim the Company’s compensation program at the 75th percentile.
      Salary. Base salary is designed to be competitive compared with prevailing market rates at peer companies for equivalent positions. The Compensation Committee annually reviews and approves the base salary of each executive officer and the CEO using the criteria identified above as well as the individual’s experience, background and importance to the Company.
      Short-Term Incentive Compensation. The Company has had in place for several years a short-term performance-based cash incentive plan for executive officers and other specified key leadership positions that provides cash incentive payments for each six-month operating season (Spring and Fall), based on the extent to which pre-established goals are met. These goals are set near the beginning of each year or each six-month operating season and are based upon an analysis of historical performance and growth expectations for the Company. The goals under this plan, as set by the Compensation Committee for both operating seasons in 2004 and the upcoming operating seasons in 2005, are based on net income targets, adjusted for the adoption of certain new accounting policies. During 2004, the goals under the plan were met and approximately 360 Company employees, including the named executive officers, received cash incentive payments totaling $8.8 million under the plan.

      The target levels for cash incentive compensation opportunities are established by the Compensation Committee annually for eligible executives and are stated as a percentage of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established semi-annual financial goals are met or exceeded.
      In addition to cash incentive opportunities, certain senior executives, not including the Chief Executive Officer, Mr. Jeffries, also have the opportunity to receive annual restricted stock grants based on these short-term incentive goals.
      Long-Term Incentive Compensation. The Company also has in place a long-term incentive program designed to align the interest of Company executives with stockholders in enhancing the Company’s value and to create retention incentives for individual executives.
      As discussed above, the Compensation Committee undertook a review of the Company’s long-term, equity-based compensation program over the past year and determined to increase the use of restricted stock. For managers below the senior executive level, equity-based compensation will be in the form of restricted stock rather than stock options and, for more senior management, there will be a combination of restricted stock and time-based stock options. For lower-level participants, it is the Committee’s judgment that restricted stock is more easily understood and provides a more effective retention vehicle than stock options. At the executive level, a combination of restricted stock and time-based stock options addresses both retention and performance objectives.
      Awards of equity-based compensation to existing employees are made on an annual basis. The Compensation Committee made restricted stock and stock option grants to executive officers for 2004. The Committee based individual grant awards on factors such as contribution to growth and development of the Company, relative scope of job responsibilities, previous compensation and compensation relative to the peer group.
Compensation of the Chief Executive Officer
      As discussed above, Mr. Jeffries and the Company entered into the Jeffries Agreement in January 2003. Under the Jeffries Agreement, Mr. Jeffries receives a minimum base salary of $1,000,000 per year plus certain other benefits. The Jeffries Agreement also entitles Mr. Jeffries to participate in the short-term performance cash incentive plan at a level of 120% of base salary based upon the attainment of goals. The Compensation Committee can increase Mr. Jeffries’ base salary and performance-based cash incentive target above the levels in the Jeffries Agreement to reflect the Company’s performance. During 2004, under Mr. Jeffries’ leadership, the Company made solid progress in executing its strategic priorities, hired two senior executives — Robert Singer as President and Chief Operating Officer and Thomas Mendenhall as Senior Vice President and General Manager — putting the infrastructure in place for growth, and the Company’s stock price reached its highest level in history. The Company also met the net income targets in the Company’s cash incentive plan discussed above, and Mr. Jeffries was awarded semi-annual incentive bonuses of $960,000 (Spring) and $1,440,000 (Fall) for fiscal year 2004. The Committee believes that the continued retention of Mr. Jeffries is critical to the Company’s success over the next several years. The Committee further believes that Mr. Jeffries’ compensation package will provide him appropriate incentives to continue his creative leadership role at the Company and to develop an appropriate succession plan for his eventual retirement from the Company.

      Pursuant to the Jeffries Agreement, Mr. Jeffries received no grant of restricted stock for the 2004 fiscal year, and, pursuant to a stipulation of settlement the Company entered into on April 8, 2005, it is proposed that the Jeffries Agreement will be amended to, among other things, provide that he will not receive awards of stock options in 2005 and 2006. Mr. Jeffries received no stock options for the 2004 fiscal year.
      Submitted by the Compensation Committee of the Company’s Board of Directors:
John W. Kessler, Chair                                     Archie M. Griffin

STOCKHOLDER RETURN GRAPH
      The following graph shows the changes, over the five-year period ended January 29, 2005 (the last day of the Company’s 2004 fiscal year), in the value of $100 invested in (i) shares of Common Stock of the Company; (ii) the Standard & Poor’s MidCap 400 Composite Stock Price Index (the “S&P MidCap 400 Index”); and (iii) the Standard & Poor’s Apparel Retail Composite Index (the “S&P Apparel Retail Index”) — including reinvestment of dividends. The plotted points represent the closing price on the last day of the fiscal year indicated (and if such day was not a trading day, the closing price on the last immediately preceding trading day).
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ABERCROMBIE & FITCH CO.,
THE S&P MIDCAP 400 INDEX AND
THE S&P APPAREL RETAIL INDEX

	Abercrombie & Fitch Co.	S&P MidCap 400	S&P Apparel Retail

1/29/00	100	100	100
2/3/01	134.2	123.6	93.35
2/2/02	118.97	119.55	65.91
2/1/03	125.12	99.74	58.3
1/31/04	116.4	142.35	76.69
1/29/05	227.63	158.16	92.83

*	$100 INVESTED ON 1/29/2000 IN STOCK OR ON 1/31/2000 IN INDEX — INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING JANUARY 29, 2005.

EQUITY COMPENSATION PLANS
      The Company has four equity compensation plans under which its shares of Common Stock are authorized for issuance to eligible directors, officers and associates: (i) the 1996 Stock Option and Performance Incentive Plan (1998 Restatement) (the “1998 Associates Stock Plan”); (ii) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (iii) the 2002 Stock Plan for Associates (the “2002 Associates Stock Plan”); and (iv) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”).
      Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors of the Company under the Directors’ Deferred Compensation Plan will be distributed under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ stock accounts under the Directors’ Deferred Compensation Plan on or after May 22, 2003 and under the 1998 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ stock accounts under the Directors’ Deferred Compensation Plan prior to May 22, 2003.
      The following table summarizes equity compensation plan information for the 1998 Associates Stock Plan and the 1998 Director Stock Plan as a group and for the 2002 Associates Stock Plan and the 2003 Director Stock Plan as a group, in each case as of January 29, 2005.

Number of Shares
of Common Stock
Remaining
	Number of Shares				Available For
	of Common Stock				Future Issuance
	to be Issued Upon				Under Equity
	Exercise of		Weighted Average		Compensation
	Outstanding		Exercise Price of		Plans (Excluding
	Options, Warrants		Outstanding		Shares Reflected
Plan Category	and Rights		Options and Rights		in Column (a))

	(a)*		(b)*		(c)*

Equity compensation plans approved by stockholders (1)	9,710,801	(3)	$34.35	(4)	977,476	(5)

Equity compensation plans not approved by stockholders (2)	3,925,420	(6)	$27.60	(7)	2,965,631	(8)

Total	13,636,221		$32.42		3,943,107

*	Reflects adjustments for changes in the Company’s capitalization.

(1)	The 1998 Associates Stock Plan and the 1998 Director Stock Plan have been approved by the stockholders of the Company. The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to accounts under the Directors’ Deferred Compensation Plan as of May 21, 2003.

(2)	The 2002 Associates Stock Plan and the 2003 Director Stock Plan have not been approved by the stockholders of the Company.

(3)	Includes 8,382,870 shares of Common Stock issuable upon exercise of options granted under the 1998 Associates Stock Plan, 1,100,344 shares of Common Stock issuable upon vesting of awards of restricted shares of Common Stock granted under the 1998 Associates Stock Plan (includes the right of Michael S. Jeffries to receive 1,000,000 shares of Common Stock as a career share award under the 1998 Associates Stock Plan in accordance with the terms of the Jeffries Agreement (see “EXECUTIVE COMPENSATION — Employment Agreements”)), 214,000 shares of Common Stock issuable upon exercise of options granted under the 1998 Director Stock Plan and 13,587 shares of Common Stock reflecting share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan.

(4)	Represents weighted-average exercise price of options outstanding under the 1998 Associates Stock Plan and the 1998 Director Stock Plan and weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Stock Plan; excludes restricted shares of Common Stock granted under the 1998 Associates Stock Plan including Mr. Jeffries’ career share award.

(5)	Includes 932,563 shares of Common Stock remaining available for future issuance in the form of options, stock appreciation rights, restricted shares, stock units, performance shares, performance units or unrestricted shares under the 1998 Associates Stock Plan (no more than 127,932 of which may be the subject of awards which are not options or stock appreciation rights) and 44,913 shares of Common Stock remaining for future issuance under the 1998 Director Stock Plan to satisfy share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan, in each case excluding the shares of Common Stock shown in footnote (3).

(6)	Includes 3,357,205 shares of Common Stock issuable upon exercise of options granted under the 2002 Associates Stock Plan, 461,300 shares of Common Stock issuable upon vesting of awards of restricted shares of Common Stock granted under the 2002 Associates Stock Plan, 75,000 shares of Common Stock issuable upon exercise of options granted under the 2003 Director Stock Plan, 18,920 shares of Common Stock issuable upon vesting of stock units granted under the 2003 Director Stock Plan and 12,995 shares of Common Stock reflecting share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)	Represents weighted-average exercise price of options outstanding under the 2002 Associates Stock Plan and the 2003 Director Stock Plan and weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan; excludes restricted shares of Common Stock granted under the 2002 Associates Stock Plan and stock units granted under the 2003 Director Stock Plan.

(8)	Includes 2,527,546 shares of Common Stock remaining available for the future issuance under the 2002 Associates Stock Plan in the form of options, restricted shares and stock units and 438,085 shares of Common Stock remaining available for the future issuance under the 2003 Director Stock Plan in the form of stock options, restricted shares and stock units and to satisfy share equivalents attributable to compensation deferred by non-associate directors participating in the Deferred Compensation Plan, in each case excluding shares of Common Stock shown in footnote (6).
      2002 Stock Plan for Associates. The 2002 Associates Stock Plan, which was adopted in January 2002 and amended and restated May 22, 2003 by the Board, is administered by the Compensation Committee of the Board. The 2002 Associates Stock Plan terminates on January 30, 2012. The 2002

Associates Stock Plan permits the Company to provide equity-based awards in the form of non-qualified stock options (“NSOs”), restricted shares of Common Stock (“Restricted Shares”) and stock units, each representing the right to receive one share of Common Stock (“Stock Units” and, collectively with NSOs and Restricted Shares, “Awards”).
      Shares Subject to the Plan. The maximum number of shares of Common Stock which may be delivered to participants under the 2002 Associates Stock Plan is 7,000,000 shares of Common Stock, subject to adjustment as described below. Shares of Common Stock to be delivered under the 2002 Associates Stock Plan will be shares currently held or subsequently acquired by the Company as treasury shares. The number of shares of Common Stock authorized for delivery under the 2002 Associates Stock Plan, the number of shares subject to outstanding Awards, the respective exercise price, number of shares and other limitations applicable to outstanding Awards and any other factors, limits or terms affecting outstanding Awards, will be appropriately adjusted for any future stock split, stock dividend, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting the shares of Common Stock. Any Award granted under the 2002 Associates Stock Plan that expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of shares or any restricted shares are forfeited back to the Company, then the shares subject to such Award may be made available for subsequent Awards under the terms of this plan. If any shares covered by an Award are not delivered because the Award is settled in cash or used to satisfy any applicable tax withholding obligation, those shares will not be deemed to have been delivered under the 2002 Associates Stock Plan for purposes of determining the maximum number of shares of Common Stock available for delivery. If the exercise price of any NSO granted under the 2002 Associates Plan is satisfied by tendering already owned shares, only the number of shares issued net of the shares tendered will be deemed delivered under the 2002 Associates Stock Plan for purposes of determining the maximum number of shares of Common Stock available for delivery.
      Eligibility for Participation. Associates of the Company and its subsidiaries who are selected by the Compensation Committee are eligible to participate in the 2002 Associates Stock Plan.
      Terms of NSOs. The Compensation Committee selects the individuals to whom NSOs are granted and determines the terms and conditions of the NSOs granted. The exercise price of NSOs granted under the 2002 Associates Stock Plan has been and will be equal to 100% of the fair market value of the Company’s Common Stock on the grant date. The Compensation Committee determines, within its discretion the manner of payment of the exercise price. Payment may be made in cash or with shares of Common Stock already owned by the option holder. Each NSO has and will have a term of ten years from its grant date. The Compensation Committee will determine the vesting schedule for each NSO at the time of grant and may accelerate the exercisability of any NSO at any time. The NSOs become fully exercisable in the event of defined changes of control of the Company. If an option holder’s employment is terminated by reason of total disability, the NSOs may thereafter be exercised in full for the first nine months that the option holder receives benefits under the Company’s long-term disability program, subject to the stated term of the NSOs. If an option holder’s employment is terminated by reason of death, or if the holder dies within three months after the termination of employment, the NSOs may thereafter be exercised in full for a period of one year after the date of the option holder’s death or any other period which the Compensation Committee determines, subject to the stated term of the NSOs. If an option holder’s employment is terminated for any other reason, any vested NSOs held by the option holder at the date of termination may be exercised for the period specified in the option agreement or as otherwise determined by the Compensation Committee, subject to the stated term of the NSOs. At the discretion of the Compensation

Committee, NSOs may have a tax withholding feature. NSOs are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
      Terms of Restricted Shares. The Compensation Committee will determine the individuals to whom Restricted Shares are granted. At the time a grant of Restricted Shares is made, the Compensation Committee will determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the Restricted Shares will vest. Unless the Compensation Committee determines otherwise, either at the time of grant or any time thereafter, holders of Restricted Shares will not have the right to vote the Restricted Shares or receive any dividends with respect to them. All restrictions and conditions applicable to outstanding Restricted Shares will lapse in the event of defined changes of control of the Company. If the employment of the holder of Restricted Shares is terminated by reason of total disability or death, all applicable restrictions and conditions will lapse. If the holder of Restricted Shares retires, the Compensation Committee may shorten or terminate the applicable Restricted Period or waive any other applicable restrictions or conditions. If the employment of the holder of Restricted Shares is terminated for any other reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other applicable conditions, unless the Compensation Committee otherwise provides, the Restricted Shares will be forfeited. At the discretion of the Compensation Committee, Restricted Shares may have a tax-withholding feature. Restricted Shares are not transferable except pursuant to a qualified domestic relations order.
      Terms of Stock Units. The Compensation Committee selects the individuals to whom Stock Units are granted under the 2002 Associates Stock Plan. Each Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set by the Compensation Committee. When Stock Units are granted, the Compensation Committee will determine the conditions under which the Stock Unit will vest. Stock Units are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Stock Units will vest in full in the event of defined changes of control of the Company or upon the death or total disability of the holder of the Stock Units. If the employment of the holder of Stock Units is terminated for any other reason, unless the Compensation Committee otherwise provides, any unvested Stock Units will be forfeited. At the discretion of the Compensation Committee, Stock Units may have a tax-withholding feature.
      Term of the Plan. The 2002 Associates Stock Plan will terminate on January 30, 2012, unless it is terminated earlier by Board or by exhaustion of the shares of Common Stock available for delivery.
      2003 Stock Plan for Non-Associate Directors. The 2003 Director Stock Plan, which was adopted by the Board on May 22, 2003, is administered by the Board. The 2003 Director Stock Plan permits the Company to provide equity-based Awards in the form of NSOs, Restricted Shares and Stock Units to non-associate directors. In addition, any shares of Common Stock distributable in respect of deferred compensation allocated to the stock accounts of non-associate directors under the Directors’ Deferred Compensation Plan on or after May 22, 2003, will be deemed to have been delivered under the 2003 Director Stock Plan. (See “ELECTION OF DIRECTORS — Compensation of Directors” for a description of the Directors’ Deferred Compensation Plan.)
      Shares Subject to the Plan. The maximum number of shares of Common Stock which may be delivered to participants under the 2003 Director Stock Plan is 550,000 shares of Common Stock, subject to adjustment as described below. Shares of Common Stock to be delivered under the 2003 Director Stock Plan will be shares currently held or subsequently acquired by the Company as treasury shares. The number of shares of Common Stock authorized for delivery under the 2003 Director Stock Plan, the number of shares subject to outstanding Awards, the respective exercise price, number of shares and other limitations applicable to outstanding or subsequently issuable Awards and any other factors, limits or terms affecting outstanding or subsequently issuable Awards, will be appropriately adjusted for any future stock split, stock dividend, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting the shares of Common Stock. Shares attributable to Awards which have not been fully exercised or vested prior to termination for any reason or which have been surrendered or cancelled without the delivery of shares and Restricted Shares which have been forfeited to the Company will be available for subsequent grants under the 2003 Director Stock Plan. If any shares covered by an Award are not delivered because the Award is settled in cash or used to satisfy any applicable tax withholding obligation, those shares will not be deemed to have been delivered under the 2003 Director Stock Plan for purposes of determining the maximum number of shares of Common Stock available for delivery. If the exercise price of any NSO granted under the 2003 Director Stock Plan is satisfied by tendering already owned shares, only the number of shares issued net of the shares tendered will be deemed delivered under the 2003 Director Stock Plan for purposes of determining the maximum number of shares of Common Stock available for delivery.
      Eligibility for Participation. Only non-associate directors of the Company are eligible to receive grants of Awards under the 2003 Director Stock Plan.
      Terms of NSOs. On the first business day of each of the second fiscal quarter and the fourth fiscal quarter of each fiscal year of the Company, beginning after May 22, 2003, each individual then serving as a non-associate director has been and will be automatically granted an NSO to purchase 2,500 shares of Common Stock. Each NSO so granted vests in full on the first anniversary of the grant date, subject to continued service as a director of the Company. The Board may grant NSOs to non-associate directors in addition to the automatic grants described above. The Board determines the non-associate directors to whom discretionary NSOs are granted, the grant date of each discretionary NSO, the number of shares covered by each discretionary NSO and the date(s) when each discretionary NSO will become exercisable.
      The exercise price of NSOs granted under the 2003 Director Stock Plan has been and will be equal to 100% of the fair market value of the Company’s Common Stock on the grant date. Payment of the exercise price may be made in cash or shares of Common Stock already owned by the option holder. The NSOs become fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of a non-associate director. The NSOs remain exercisable until the earlier of (a) the tenth anniversary of the grant date or (b) one year after the non-associate director ceases to be a member of the Company’s Board. At the discretion of the Board, NSOs may have a tax withholding feature. NSOs are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
      Terms of Restricted Shares. The Board may grant Restricted Shares to non-associate directors subject to such restrictions, conditions and other terms as the Board determines. At the time a grant of Restricted Shares is made, the Board will determine the duration of the Restricted Period during which, and the conditions under which, the Restricted Shares will vest. Holders of Restricted Shares will not have the right to vote the Restricted Shares or receive any dividends with respect to them. All restrictions and conditions applicable to outstanding Restricted Shares will lapse in the event of defined changes of control of the Company. If a non-associate director’s service as a director of the Company is terminated by reason of total disability or death, all restrictions and conditions applicable to the Restricted Shares will lapse. If a non-associate director’s service as a director of the Company is terminated for any other reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other applicable conditions, the Restricted Shares will be forfeited. At the discretion of the Board, Restricted Shares may have a tax withholding feature. Restricted Shares are not transferable except pursuant to a qualified domestic relations order.
      Terms of Stock Units. On the first business day of each fiscal year of the Company, beginning after May 22, 2003, each non-associate director then serving has been and will continue to be granted Stock Units representing the right to receive that number of shares of Common Stock which equals the number determined by dividing (i) $60,000 by (ii) the average of the closing sale prices of a share of Common Stock on NYSE during the 20-trading-day period immediately preceding the grant date. Each Stock Unit so granted will vest in full on the first anniversary of the grant date, subject to continued service as a director. The Board may grant Stock Units to non-associate directors in addition to the automatic grants described above and will determine the conditions under which those discretionary Stock Units will vest. Stock Units are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Stock Units will vest in full in the event of defined changes of control of the Company or upon the death or total disability of the holder of the Stock Units. If a non-associate director’s service as a director of the Company is terminated for any other reason, any unvested Stock Units will be forfeited. At the discretion of the Board, Stock Units may have a tax-withholding feature.
      Term of Plan. The 2003 Director Stock Plan will continue in effect until May 22, 2013, unless it is earlier terminated by exhaustion of the shares of Common Stock available for delivery.
PROPOSAL TO APPROVE ADOPTION OF THE ABERCROMBIE & FITCH CO.
2005 LONG-TERM INCENTIVE PLAN
      Subject to stockholder approval and upon recommendation of the Compensation Committee, the Board has adopted the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan (the “Plan”). The Plan is an equity incentive plan that will allow the Company to grant awards that will comply with the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates a federal income tax deduction for annual compensation in excess of $1 million dollars paid by the Company to any officer named in the Summary Compensation Table in any one year unless that compensation is paid on account of attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that the compensation is paid pursuant to a plan that the stockholders have approved. Participation in the Plan by associates is limited to members of management of the Company who are subject to the restrictions of Section 16 of the Exchange Act at the time of grant (other than Mr. Jeffries). Unless the Plan is approved, equity incentive grants will not be able to be granted to such senior management or will need to be granted under equity plans that may not comply with Section 162(m), resulting in a loss of tax deduction to the Company that could otherwise be avoided.
      The Compensation Committee believes that equity incentive grants are vital to the interests of the Company and its stockholders as they play an important role in the ability of the Company to attract and retain senior management. The Company operates in a highly competitive industry, requires creative talent not easily found and is located in a geographic area seen as less desirable by some potential associates. The Compensation Committee believes that the number of shares available under the Plan should permit it to grant necessary and appropriate equity incentives for the next two years to senior management. The following summary of the material terms of the Plan, a copy of which is attached hereto as Appendix A, does not purport to be complete and is qualified in its entirety by the terms of the Plan.

      Purpose of Plan. The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding certain executives and non-associate directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders.
      Administration of the Plan. The Plan is administered by the Compensation Committee. The Compensation Committee is composed in accordance with, and governed by, the Compensation Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the NYSE Listed Company Manual, and other corporate governance documents of the Company. The Compensation Committee has the power in its discretion to grant awards under the Plan, to determine the terms thereof, to interpret the provisions of the Plan, and to take action as it deems necessary or advisable for the administration of the Plan.
      Number of Authorized Shares. The Plan provides for awards during the term of the Plan with respect to a maximum of two percent (2%) of the sum of (i) the total shares of Common Stock outstanding, and (ii) the unexercised options and restricted stock units held by associates and non-associate directors as of April 6, 2005, which constitute 1,982,710 shares. Subject to the terms of the Plan, any of the 1,982,710 shares may be granted as “incentive stock options.” The number and class of shares available under the Plan and/or subject to outstanding awards may be equitably adjusted by the Compensation Committee in the event of various changes in the capitalization of the Company.
      Eligibility and Participation. Eligibility to participate in the Plan is limited to (i) an employee of the Company or any subsidiary or affiliate who is subject to Section 16 of the Exchange Act at the time of grant, and (ii) non-associate directors of the Company or any subsidiary or affiliate. The current number of executives and non-associate directors who are eligible to participate in the Plan is 5 and 8, respectively. Michael S. Jeffries will not be eligible to receive any awards under the Plan. No associate may be granted in any calendar year an award covering more than 250,000 shares of the Company’s Common Stock (plus any portion of such limit that was unused as of the end of the previous year). The foregoing limit is applied separately to each different type of award under the Plan. No non-associate director may be granted awards covering more than 10,000 shares in any calendar year; provided, however, that such annual limit does not include any “Deferred Stock Awards” (as described below) granted in lieu of other forms of compensation. As of April 26, 2005, the fair market value of a share of Common Stock, as determined based on its closing price on the New York Stock Exchange on that date, was $54.45.
      Type of Awards Under the Plan. The Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”); (ii) nonstatutory stock options (“NSOs”); (iii) Common Stock-settled stock appreciation rights (“SARs”); (iv) Restricted Stock and Restricted Stock Units; and (v) Deferred Stock Awards.
      Grant of Options and SARs. The Compensation Committee may award ISOs, NSOs (collectively, “Options”), and SARs to eligible participants. The Compensation Committee is also authorized to grant SARs in tandem with or as a component of other Awards (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) as well as SARs that are exercisable only in connection with a change of control of the Company (a “Limited SAR”).
      Exercise Price of Options and SARs. The exercise price per share of an Option will in no event be less than 100% of the fair market value per share of the Company’s Common Stock underlying the award on the date of grant. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that (i) the exercise price of a tandem SAR will not be less than the exercise price of the related Option, and (ii) the exercise price of a freestanding SAR will be fixed as of the date of grant, and will not be less than the fair market value of a share of Common Stock on the date of grant. Without the approval of stockholders, the Company will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” within the meaning of Section 303A.08 of the NYSE Listed Company Manual.
      Vesting of Options and SARs. The sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific non-performance related events (e.g., death, disability, termination of employment and a change of control). The Compensation Committee has the discretion to determine when and under what circumstances a SAR can be exercised.
      Special Limitations on ISOs. In the case of a grant of an Option intended to qualify as an ISO, no such Option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a “10% Shareholder”) unless the exercise price per share of the Company’s Common Stock subject to such ISO is at least 110% of the fair market value per share of the Company’s Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, Options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either (i) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).
      Exercise of Options and SAR. The Compensation Committee has the discretion to determine the method or methods by which an Option or SAR may be exercised. Upon the exercise of a SAR, a participant is entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date of exercise (or, in the case of a Limited SAR, the fair market value determined by reference to the change of control price stipulated by the related Award agreement), over (ii) the exercise price of the shares of Common Stock covered by the SAR, multiplied by (B) the number of shares of Common Stock covered by the SAR, or the portion thereof being exercised. Any fractional shares resulting from the exercise of a SAR will be paid in cash.
      Expiration of Options and SARs. Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no Option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% Shareholder, in which case such ISO may not be exercised more than five years from the date of grant.
      Restricted Stock and Restricted Stock Units. The Compensation Committee has the discretion to grant both Restricted Stock and Restricted Stock Units to participants.
      The grant, issuance, retention, vesting and/or settlement of Restricted Stock and Restricted Stock Units will occur at such times and in such installments as determined by the Compensation Committee or under criteria established by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted

Stock and Restricted Stock Units subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Compensation Committee; provided that the grant, issuance, retention, vesting and/or settlement of an award of Restricted Stock or Restricted Stock Units that is based in whole or in part on performance conditions will be subject to a performance period of not less than one year, and any award based solely on continued employment or the passage of time will vest over a period of not less than three years from the date the award is made (but such vesting may occur ratably over the three-year period). These minimum vesting conditions need not apply (i) if the participant dies, becomes disabled, retires (within the meaning of the Plan) or terminates employment in connection with a change of control, and (ii) with respect to up to an aggregate of 5% of the shares of Common Stock authorized under the Plan, which can be granted as Restricted Stock or Restricted Stock Units without regard to such minimum vesting requirements.
      Holders of Restricted Stock have all the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, except to the extent restricted by the terms of the Plan or any award document relating to the Restricted Stock and subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee. Holders of Restricted Stock Units shall not have any such stockholder rights until shares have been issued to them upon vesting, although that the Compensation Committee may provide for dividend equivalent rights.
      Deferred Stock Awards. Non-associate directors may voluntarily defer all or a part of their retainers, meeting fees, and Common Stock-based awards under the provisions of the Directors’ Deferred Compensation Plan, or any successor plan providing for deferral of compensation by non-associate directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances may be settled in shares of Common Stock issued under the Plan, based on each non-associate director’s election.
      Performance-Based Compensation. If the Compensation Committee specifies that any grant of Restricted Stock or Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the grant, issuance, vesting, and/or settlement of such award will be contingent upon the achievement of a pre-established performance goal in accordance with provisions of Section 162(m) and the related regulation, as more fully described below. Achievement of performance goals will be measured over a performance period of one year or more, as specified by the Compensation Committee. A performance goal will be established not later than the earlier of (a) ninety (90) days after the beginning of any performance period applicable to such award or (b) the time 25% of such performance period has elapsed. Settlement of performance-based awards will be in cash or Common Stock, in the Compensation Committee’s discretion. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made. Any settlement that changes the form of payment from that originally specified will be implemented in a manner such that the award and other related awards do not thereby fail to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Compensation Committee will specify the circumstances in which performance-based awards will be paid or forfeited in the event of the participant’s death, disability or retirement, in connection with a change of control or, subject to the one-year performance requirement described above in the discussion of Restricted Stock and Restricted Stock Units, in connection with any other termination of employment prior to the end of a performance period of settlement of such awards. If at any time after the date a participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that the goal has not in fact been achieved, or had been achieved to a lesser extent than originally determined and a portion of an award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted shall be forfeited and any related shares (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Compensation Committee, (ii) such portion of the award that became vested shall be deemed to be not vested and any related shares (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Compensation Committee, and (iii) such portion of the award paid to the participant shall be paid by the participant to the Company upon notice from the Company as provided by the Compensation Committee.
      For purposes of the Plan, a “performance goal” will mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee:

•	Gross sales, net sales or comparable store sales;

•	Gross margin, cost of goods sold, mark-ups or mark-downs;

•	Selling, general and administrative expenses;

•	Operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	Net income or net income per common share (basic or diluted);

•	Inventory turnover or inventory shrinkage;

•	Return on assets, return on investment, return on capital, or return on equity;

•	Cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	Economic profit or economic value created;

•	Stock price or total stockholder return; and

•	Market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.
      Change of Control. Unless the Board or Compensation Committee provides otherwise prior to a change of control, in the event of a change of control of the Company, the following provisions will apply to outstanding awards. In the case of an award that is not a performance-based award, in the event that (i) the acquiring or surviving entity assumes and maintains the award, but terminates the participant without cause within three months prior to or eighteen months after such change of control, or (ii) the acquiring entity does not assume and maintain such award, Options and SARs will vest immediately and be exercisable for two years following the date of termination of employment and Restricted Stock and Restricted Stock Units will vest immediately and be settled in full. In the case of performance-based awards, if fifty percent (50%) or more of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the award based on performance through a date occurring within three months prior to the date of the change of control, as determined by the Compensation Committee prior to the change of control. If less than fifty percent (50%) of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the target amount of the award. In no event will payment be accelerated to a date that is earlier than the earliest date as of which distribution from the Plan would be permitted by Section 409A of the Internal Revenue Code without triggering the application of the additional tax described in Section 409A(a)(1)(B). A “change of control” means, unless otherwise specified by the Compensation Committee in an award agreement, the occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A under the Exchange Act and shall be deemed to have occurred as of the first day that any of the following conditions are met: (i) securities representing twenty percent (20%) or more of the combined voting power of the Company’s securities are acquired by a person deemed an “Acquiring Person” under the Rights Agreement dated as of July 16, 1998, as amended, between the Company and National City Bank, (ii) the Company merges or consolidates with another company, unless the voting securities of the Company immediately prior to the merger or consolidation continue to represent eighty percent (80%) or more of the combined voting power of the Company or surviving entity, (iii) more than fifty percent (50%) of the Company’s assets or earning power on a consolidated basis is sold, exchanged, leased, mortgaged, pledged, transferred, or otherwise disposed of, (iv) the Company is completely liquidated or dissolved, (v) any reorganization, reverse stock split or recapitalization occurs that would result in a change of control (as defined), or (vi) any transaction or series of related transactions occurs having, directly or indirectly, the same effect as any of the foregoing.
      Certain Events of Forfeiture. Unless otherwise determined by the Compensation Committee, awards granted under the Plan to participants, other than non-associate directors, are subject to forfeiture in the event of the participant’s breach of certain restrictive covenants. Specifically, in the event of such a breach, the unexercised portion of any Option (whether or not vested) and any other award not yet settled will be immediately forfeited, and the participant will be required to repay any award gain (as defined below) realized by the participant upon exercise or settlement of awards that occurred on or after (i) the date six months prior to the date the employee breached the restrictive covenant, if the breach occurred while he was still employed by the Company, and (ii) the date six months prior to his termination of employment. Such a breach will occur if, during his employment with the Company or during the one-year period following his termination of employment, he (i) competes with the Company, induces customers or suppliers to abandon their relationship with the Company, or induces other employees to terminate their employment with the Company, or (ii) discloses certain confidential or proprietary information of the Company, or (iii) fails to cooperate with the Company, including in connection with certain legal proceedings and actions. “Award gain” is defined for this purpose as (i) in the case of an Option, the spread between the fair market value on the exercise date of the underlying Common Stock and the exercise price, multiplied by the number of shares exercised on that date, and (ii) in all other cases, the fair market value of the Common Stock or cash payable under the award, less certain consideration paid by the participant to settle the award.
      Nontransferability of Awards. No award or other right or interest of a participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligatio or liability of such participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such participant otherwise than by will or the laws of descent and descent and distribution or to a beneficiary upon the death of a participant, and such awards or rights that may be exercisable shall be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Compensation Committee, subject to any terms and conditions which the Compensation Committee may impose thereon.
      Tax Withholding and Tax Offset Payments. The Compensation Committee is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow it to determine the amount of withholding to be collected and to collect and process such withholding.
      Term of Plan. Unless earlier terminated by the Board, the authority of the Compensation Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan.
      Amendment and Termination. The Board may suspend, amend or terminate the Plan; provided, however, that the Company’s stockholders will be required to approve any amendment (i) to the extent required by law or NYSE Rules, (ii) that would materially increase the aggregate number of shares issuable under the Plan, (iii) that would alter the Plan’s provisions restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the fair market value of the underlying Common Stock, or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual.
      Awards granted prior to a termination of the Plan will continue in accordance with their terms following such termination. No amendment, suspension or termination of the Plan will adversely affect the rights of a participant in awards previously granted without such participant’s consent.
      New Plan Benefits. All grants of awards under the Plan will be discretionary. Therefore, the benefits and amounts that will be received under the Plan are not determinable.
      Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards granted under the Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.
      NSOs and SARs. No taxable income is reportable when a NSO or SAR is granted. Upon exercise, generally, the recipient will have ordinary income equal to the fair market value of the underlying shares of Common Stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the Common Stock received upon exercise will be capital gain or loss to the recipient.
      ISOs. No taxable income is reportable when an ISO is granted or exercised (except for participants who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

      Restricted Stock and Restricted Stock Units. A recipient of Restricted Stock or Restricted Stock Units will not have taxable income upon the grant unless, in the case of Restricted Stock, he or she elects to be taxed at that time. Instead, generally, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.
      Section 280G/4999 of the Internal Revenue Code. Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Internal Revenue Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.
      Tax Effect for the Company. The Company generally will receive a tax deduction for any ordinary income recognized by a participant in respect of an award under the Plan (for example, upon the exercise of a NSO). In the case of ISOs that meet the requirements described above, the associate will not recognize ordinary income; therefore, Company will not receive a deduction. Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. The Company can, however, preserve the deductibility of compensation over $1 million if certain conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and, for awards other than Options and SARs, establishing performance criteria that must be met before the award will actually be granted, be settled, vest or be paid. The Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). As described above, the Company’s deduction may also be limited by Section 280G of the Internal Revenue Code.
REQUIRED VOTE
      The Plan will be adopted by the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon; provided that the total vote cast on the proposal represents over 50% of all securities entitled to vote on the proposal. Under applicable rules of the NYSE, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL
OF THE PLAN AS DESCRIBED HEREIN.
AUDIT COMMITTEE MATTERS
      In accordance with applicable SEC Rules, the Audit Committee has issued the following report:
Report of the Audit Committee for the Fiscal Year Ended January 29, 2005
      As of the date of this Proxy Statement, the Audit Committee consists of three directors who qualify as independent under the corporate governance rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. In addition, Russell M. Gertmenian served as a member of the Audit Committee until April 13, 2004.

      Under the Charter of the Audit Committee of the Board of Directors, originally adopted by the Board of Directors on April 8, 2004, the Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of the Company and its subsidiaries. In particular, the Audit Committee assists the Board of Directors in overseeing (i) the integrity of the Company’s financial statements and the effectiveness of the Company’s systems of internal accounting and financial controls, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm, (iv) the performance of the Company’s internal auditors and independent registered public accounting firm, (v) the evaluation of enterprise risk issues and (vi) the annual independent audit of the Company’s financial statements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained by the Company.
      Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the Company’s annual financial statements and issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditors and independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements.
      In fulfilling its oversight responsibilities, the Audit Committee met with management and PwC throughout the year. The Audit Committee also met throughout the year with those responsible for the Company’s internal audit function, which was overseen by representatives of Deloitte & Touche, LLP for the first nine months of the fiscal year and internally for the remaining three months. Since the beginning of the fiscal year, the Audit Committee met with PwC and those responsible for the internal audit function, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s system of internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit Committee reviewed and discussed with PwC all matters required by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified.
      The Audit Committee has received from PwC the written disclosures and a letter describing all relationships between PwC and the Company and its subsidiaries that might bear on PwC’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees,as modified. The Audit Committee has discussed with PwC any relationships with or services to the Company or its subsidiaries that may impact the objectivity and independence of PwC and the Audit Committee has satisfied itself as to PwC’s independence.

      Management and PwC have represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended January 29, 2005 were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and PwC.
      Based on the Audit Committee’s discussions with management and PwC and its review of the report of PwC to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 to be filed with the SEC.
      Submitted by the Audit Committee of the Board of Directors:

John A. Golden, Chair	Lauren J. Brisky
James B. Bachmann	Russell M. Gertmenian (Member until April 13, 2004)
Pre-Approval Policy
      Under applicable SEC Rules, the Audit Committee is to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that they do not impair the independence of the independent registered public accounting firm from the Company. The SEC Rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
      Annually, Company management and the independent registered public accounting firm are to jointly submit to the Audit Committee a Non-Audit Services Matrix (the “Matrix”) specifying the categories of audit and permitted non-audit services of which management may wish to avail itself. The Audit Committee reviews the Matrix and either approves or rejects specific categories of services. Management and the independent registered public accounting firm then revise the Matrix to include only those categories of services approved by the Audit Committee. The specific services within those categories must be pre-approved as described below.
      Annually, Company management and the independent registered public accounting firm are to jointly submit to the Audit Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit and permitted non-audit services for the upcoming fiscal year. The Pre-Approval Request is to list these specific services by category in accordance with the Matrix, describe them in reasonable detail and include an estimated budget (or budgeted range) of fees.
      The Audit Committee is to review the Pre-Approval Request with both Company management and the independent registered public accounting firm. A final list of annual pre-approved services and budgeted fees is then to be prepared and distributed by management to appropriate Company personnel and by the independent registered public accounting firm to the partners who provide services to the Company. The pre-approval of non-audit services contained in the Pre-Approval Request is merely an authorization for management potentially to use the independent registered public accounting firm for the approved services and allowable services. Management has the discretion to engage either the independent registered public accounting firm or another provider for each listed non-audit service. The Audit Committee, in concert with management, has the responsibility to set the terms of the engagement, negotiate the fees (within the approved budget range) and execute the letters of engagement.

      During the course of each fiscal year, there may be additional non-audit services that are identified by Company management as desired but which were not included in the annual Pre-Approval Request. The Audit Committee will designate two members to have the authority to pre-approve interim requests for additional non-audit services. Prior to engaging the independent registered public accounting firm for such additional non-audit services, management is to submit a request for approval of the non-audit services to the designated Audit Committee members who will either approve or deny the request and so notify management. These interim pre-approval procedures may be used only for non-audit services that are less than $100,000. Requests for additional non-audit services greater than $100,000 must be approved by the full Audit Committee. At each subsequent Audit Committee meeting, the designated Audit Committee members are to report any interim non-audit service pre-approvals since the last Audit Committee meeting.
Fees of Independent Registered Public Accounting Firm
      Fees billed for services rendered by PwC for each of the 2004 fiscal year and the 2003 fiscal year were as follows:

	2004	2003

Audit Fees	$1,036,000	$334,100

Audit-Related Fees	$16,000	$66,800

Tax Fees	$31,400	$22,000

All Other Fees	$80,200	$87,000

Total	$1,163,600	$509,900

      Audit Fees represent fees for professional services rendered by PwC in connection with the audit of the Company’s annual consolidated financial statements and reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. The audit fees for the 2004 fiscal year also included fees related to the restatements of the Company’s 2003 Annual Report on Form 10-K and the Company’s 2004 Quarterly Reports on Form  10-Q and to PwC’s review of the Company’s system of internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The audit fees for the 2003 fiscal year also include fees related to consents and assistance with and review of two registration statements on Form S-8 filed with the SEC.
      Audit-Related Fees represent fees relating to agreed upon procedures carried out by PwC in relation to the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders and consultations concerning financial accounting and reporting standards implemented pursuant to the requirements of the Sarbanes-Oxley Act of 2002 during 2003.
      Tax Fees represent fees relating to tax consulting services.
      All Other Fees represent fees relating to country of origin-factory site verification services.
      All of the services rendered by PwC to the Company and its subsidiaries during the 2004 fiscal year were pre-approved by the Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      As noted above, PwC served as the Company’s independent registered public accounting firm during the 2004 fiscal year and, in that capacity, rendered reports on the Company’s consolidated financial statements and internal controls over financial reporting as of and for the fiscal year ended January 29, 2005. Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has reappointed PwC as independent registered public accounting firm to audit the Company’s financial statements and internal controls over financial reporting for the current fiscal year. Although the Company’s governing documents do not require the submission of PwC’s appointment to stockholders, the Company believes it is desirable to seek such ratification. The Audit Committee and the Board of Directors recommend that the stockholders vote “FOR” ratification of the appointment of PwC. If the appointment of PwC is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.
      Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.
STOCKHOLDER PROPOSALS
      Stockholders of the Company seeking to bring business before the 2006 Annual Meeting of Stockholders, or to nominate candidates for election as directors at that Annual Meeting, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than January 12, 2006. The Company’s Amended and Restated Bylaws specify certain requirements that must be complied with in order for a stockholder’s notice to be in proper written form. The requirements applicable to nominations are described above in “ELECTION OF DIRECTORS — Nominating Procedures.” In addition, a stockholder who seeks to have any proposal included in the Company’s Proxy Statement related to the 2006 Annual Meeting must comply with the requirements of Regulation 14A under the Exchange Act, including Rule l4a-8 thereof. Proposals by stockholders intended to be presented at the 2006 Annual Meeting should be mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Secretary.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
      Only one copy of the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders and one copy of the Annual Report to Stockholders for the 2004 fiscal year are being delivered to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate Notice of Annual Meeting of Stockholders is being included for each account at the shared address.
      Registered stockholders who share an address and would like to receive a separate Annual Report to Stockholders and/or a separate Proxy Statement for the 2005 Annual Meeting or in the future, or have questions regarding the householding process, may contact the Company’s transfer agent National City Bank, by calling 1-800-622-6757, or by forwarding a written request addressed to National City Bank, Locator 5352, Corporate Trust Operations, P.O. Box 92301, Cleveland, Ohio 44193-0900. Promptly upon request, additional copies of the Annual Report to Stockholders for the 2004 fiscal year and/or a separate Proxy Statement for the 2005 Annual Meeting will be sent. By contacting National City Bank, registered stockholders sharing an address can also request delivery of a single copy of annual reports to stockholders or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.
      Many broker/ dealers and other holders of record have also instituted householding. If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker/ dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Proxy Statement or our Annual Report to Stockholders for the 2004 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.
      It is important that your form of proxy be completed and returned promptly. If you do not expect to attend the Annual Meeting in person, please fill in, sign and return the enclosed form of proxy in the self-addressed envelope furnished herewith.

By Order of the Board of Directors,

Michael S. Jeffries
Chairman and Chief Executive Officer

Appendix A
ABERCROMBIE & FITCH CO.
2005 LONG-TERM INCENTIVE PLAN

ABERCROMBIE & FITCH CO.
2005 LONG-TERM INCENTIVE PLAN

ABERCROMBIE & FITCH CO.
2005 LONG-TERM INCENTIVE PLAN
      1. Purpose. The purpose of this 2005 Long-Term Incentive Plan (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock based incentives for Participants.
      2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, or Deferred Stock Award together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g) “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock Award” means a right, granted to non-employee directors under the Plan, to receive Stock in accordance with the terms and conditions of the 1998 Directors’ Deferred

Compensation Plan, as amended in 2003, or any successor plan providing for the deferral of compensation by non-employee directors.

(j) “Effective Date” means the effective date specified in Section 11(q).

(k) “Eligible Person” has the meaning specified in Section 5, provided that Michael S. Jeffries is specifically excluded from participating in Awards made pursuant to the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(m) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the opening price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no opening price on that day, then the closing price on the last previous day on which a closing price was reported.

(n) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(o) “Option” means a right, granted under the Plan, to purchase Stock.

(p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(q) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(r) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(s) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, Participant’s voluntary termination of employment (with the approval of the Board) after achieving 65 years of age.

(t) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(u) “Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company or other issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(v) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

      3. Administration.
      (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.
      (b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 1.3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.
      (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
      4. Stock Subject to Plan.
      (a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be two percent of the sum of (i) the total common shares outstanding and (ii) the unexercised options and restricted stock units held by employees and non-employee directors as of April 6, 2005, or 1,982,710 shares. Subject to limitations provided in Section 6(b)(iv), any of the 1,982,710 authorized shares may be granted as ISOs. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
      (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Participant in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Participant and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.
      5. Eligibility; Per-Person Award Limitations.
      (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate who is subject to Section 16 of the Exchange Act at the time of grant, including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, and (ii) any non-employee directors of the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, who will become Eligible Persons are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.
      (b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d), or 6(e) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two hundred and fifty thousand (250,000) shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c).
      (c) Limits on Non-Employee Director Awards. Non-employee directors may be granted any type of Award under the Plan, but a non-employee director may be granted Awards relating to no more than 10,000 shares annually, subject to adjustment as provided in Section 11(c). Such annual limit shall not include any Deferred Stock Awards granted in lieu of other forms of compensation.
      6. Specific Terms of Awards.
      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
      (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific non-performance related events (e.g. death, disability, termination of employment and Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

      (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem to an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock a Participant shall cease to have any rights of a stockholder and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
      (e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below).

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

      (f) Deferred Stock Awards. Non-employee directors may voluntarily defer all or a part of their retainers, meeting fees, and Stock-based Awards under the provisions of the 1998 Directors’ Deferred Compensation Plan, as amended in 2003, or any successor plan providing for deferral of compensation by non-employee directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances will be settled in the form of Stock issued under the Plan, based on each non-employee director’s election.
      7. Performance-Based Compensation.
      (a) Performance Goals Generally. If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.
      (b) Timing for Establishing Performance Conditions. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance-based Award or (B) the time 25% of such performance period has elapsed.
      (c) Business Criteria. For purposes of this Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(1) gross sales, net sales, or comparable store sales;

(2) gross margin, cost of goods sold, mark-ups or mark-downs;

(3) selling, general and administrative expenses;

(4) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(5) net income or net income per common share (basic or diluted);

(6) inventory turnover or inventory shrinkage;

(7) return on assets, return on investment, return on capital, or return on equity;

(8) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(9) economic profit or economic value created;

(10) stock price or total stockholder return; and

(11) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.
      (d) Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.
      (e) Settlement of performance-based Awards; Other Terms. Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Sections 6(d)(ii) and (e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.
      (f) Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.
      8. Certain Provisions Applicable to Awards.
      (a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.
      (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(iii) and 6(c)(iii) or elsewhere in the Plan.

      (c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Sections 6(b)(iv), 11(k) and 11(l).
      9. Change of Control.
      (a) Impact of Event. Unless the Board or Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full. The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.
      (b) Effect of Change of Control upon performance-based Awards. Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if at the time of the Change of Control the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.
      Notwithstanding the foregoing, in no event shall the treatment specified in Sections 9(a) and (b) apply with respect to an Award prior to the earliest to occur of (A) the date such amounts would have been distributed in the absence of the Change of Control, (B) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified employees”), (C) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (D) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(A), (B), (C) or (D) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.
      (c) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person would be deemed an “Acquiring Person” for purposes of the Rights Agreement dated as of July 16, 1998, as amended, between the Company and National City Bank, as successor Rights Agent (the “Rights Agreement”); or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

      10. Additional Award Forfeiture Provisions.
      (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.
      (b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:

(i) Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant’s breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

      (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).
      (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.
      11. General Provisions.
      (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.
      (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
      (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(c), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 11(k) and 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
      (d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.
      (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.
The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.
      (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
      (g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.
      (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any

Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.
      (k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.
      (l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.
      (m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
      (n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.
      (o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.
      (p) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
      (q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

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ABERCROMBIE & FITCH
PO BOX 182168
COLUMBUS, OH 43218

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABERCROMBIE & FITCH CO.

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES:

1.	01) RUSSELL M. GERTMENIAN 02) ARCHIE M. GRIFFIN 03) ALLAN A. TUTTLE

For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s number on the line below.

DIRECTORS RECOMMEND: A VOTE FOR ADOPTION OF THE FOLLOWING PROPOSALS:

2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

3.	TO APPROVE THE ABERCROMBIE & FITCH CO. 2005 LONG-TERM INCENTIVE PLAN

For	Against	Abstain
☐	☐	☐
☐	☐	☐

Please sign exactly as your name appears hereon. When shares are registered in two names, both stockholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy card.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2005

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitutes and appoints Michael S. Jeffries and Robert S. Singer, or either of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 15, 2005, at the Company’s executive offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Time, and any adjournment and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting and any and all adjournments thereof. If no direction is made, the proxies will vote “FOR” the election of the directors listed in Item 1, “FOR” the adoption of the proposal in Item 2 and “FOR” the adoption of the proposal in Item 3, and in accordance with the recommendations of the Board of Directors.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 15, 2005 meeting and Annual Report to Stockholders for the fiscal year ended January 29, 2005.